EXHIBIT 4.3





                              COMMONWEALTH BUILDER

                                  401(K) PLAN

                               (AS AMENDED 2004)


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                               TABLE OF CONTENTS
                                                                       Page No.
ARTICLE 1 - DEFINITIONS

         1.01              Account                                          1
         1.02              Anniversary Date                                 2
         1.03              Annuity Starting Date                            2
         1.04              Applicable Computation Period                    2
         1.05              Beneficiary                                      3
         1.06              Board of Directors                               3
         1.07              Committee                                        3
         1.08              Company                                          3
         1.09              Compensation                                     3
         1.10              Controlled or Affiliated Service Group           5
         1.11              Disability                                       5
         1.12              Effective Date/Supplemental Effective Date       6
         1.13              Election Period                                  6
         1.14              Employee/Eligible Employee/Leased Employee       6
         1.15              Employer                                         7
         1.16              Highly Compensated Employee                      7
         1.17              Internal Revenue Code or Code                    7
         1.18              Nonhighly Compensated Employee                   7
         1.19              Participant                                      7
         1.20              Plan                                             8
         1.21              Plan Year                                        8
         1.22              Protected Spouse                                 8
         1.23              Qualified Domestic Relations Order               8
         1.24              Retirement                                       8
         1.25              Retirement Dates                                 8
         1.26              Service (Break-in-Service - Month of Service -
                             Year of Service - Hour of Employment)          8
         1.27              Trust Agreement                                 10
         1.28              Trustee                                         10
         1.29              Trust Fund                                      10
         1.30              Union                                           10
         1.31              Valuation Date                                  10


ARTICLE 2 - ELIGIBILITY AND PARTICIPATION

         2.01              Eligibility for Participation                   11
         2.02              Change in Employment Status                     11


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                               TABLE OF CONTENTS
                                                                       Page No.
ARTICLE 3 - CONTRIBUTIONS

         3.01              Elective Deferral Contributions                 13
         3.02              Reduction of Excess Elective
                             Deferral Contributions                        13
         3.03              Matching Contributions                          13
         3.04              Voluntary Contributions                         15
         3.05              Contribution Changes                            15
         3.06              Discontinuance of Contributions                 15
         3.07              Rollover Contributions from Other
                             Qualified Plans                               16
         3.08              Transfer of Assets from Other
                             Qualified Plans                               16
         3.09              Deposit of Contributions                        17
         3.10              Payment of Expenses                             17


ARTICLE 4 - CONTRIBUTIONS LIMITATIONS

         4.01              $7,000 Limitation on Elective
                             Deferral Contributions                        18
         4.02              Limitation on Elective Deferral and Matching
                             Contributions                                 18
         4.03              Limitation on Allocations                       23


ARTICLE 5 - MAINTENANCE OF ACCOUNTS ANDVALUATION
                  OF THE TRUST FUND

         5.01              Maintenance of Accounts                         28
         5.02              Investment Election                             28
         5.03              Investment Funds                                28
         5.04              Valuation of Trust Fund                         28
         5.05              Allocation of Investment Earnings and
                             Expenses                                      28


ARTICLE 6 - BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT

         6.01              Upon Retirement                                 29
         6.02              Upon Disability                                 29
         6.03              Upon Death                                      29
         6.04              Upon Other Termination of Employment            30
         6.05              Reemployment and Repayment of Benefits          31


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                               TABLE OF CONTENTS
                                                                       Page No.
ARTICLE 7 - DISTRIBUTION OF BENEFITS

         7.01              Claim Procedure For Benefits                    32
         7.02              Commencement of Benefits                        32
         7.03              Method and Form of Payment of Benefits          34
         7.04              Disposition of Unclaimed Benefits               36
         7.05              Non-Assignability                               37
         7.06              Substitute Payee                                37
         7.07              Satisfaction of Liability                       38
         7.08              Direct Rollover to Eligible Retirement Plans    38
         7.09              Waiver of 30 Day Notice Requirement             39
         7.10              401(k) Distribution Limitations                 39


ARTICLE 8 - ADMINISTRATION OF THE PLAN

         8.01              Assignment of Administrative Authority          41
         8.02              Organization and Operation of the Committee     41
         8.03              Authority and Responsibility                    42
         8.04              Records and Reports                             43
         8.05              Required Information                            43
         8.06              Fiduciary Liability                             43
         8.07              Payment of Expenses                             44
         8.08              Indemnification                                 44
         8.09              Qualified Domestic Relations Orders             44


ARTICLE 9 - AMENDMENT AND TERMINATION

         9.01              Amendment                                       46
         9.02              Termination                                     46
         9.03              Vesting Upon Termination                        47
         9.04              Distribution of Benefits After Termination      47


ARTICLE 10 - PARTICIPATING COMPANIES

         10.01             Adoption by Other Entities                      48
         10.02             Alternative Provisions                          48
         10.03             Right to Withdraw (Plan Spinoff)                48
         10.04             Procedure Upon Withdrawal                       48


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                               TABLE OF CONTENTS
                                                                       Page No.
ARTICLE 11 - TOP-HEAVY PROVISIONS

         11.01             Definition of Top-Heavy and Super Top-Heavy     49
         11.02             Definition of Key Employee                      50
         11.03             Minimum Employer Contribution                   51
         11.04             Limitation of Allocations                       52


ARTICLE 12 - WITHDRAWAL OF FUNDS

         12.01             Withdrawals from Elective Deferral
                              Contribution Account                         53
         12.02             Withdrawals from Matching
                             Contribution Account                          53
         12.03             Withdrawals from Rollover Account               53
         12.04             Withdrawals from Transfer Account               53
         12.05             Withdrawals from Qualified Matching
                             Contribution and Qualified Nonelective
                             Contribution Accounts                         53
         12.06             Financial Hardship Rules                        53
         12.07             General Withdrawal Rules                        54


ARTICLE 13 - LOANS

         13.01             Activation of Loan Provisions                   56
         13.02             Amount of Loans and Terms of Repayment          56


ARTICLE 14 - GENERAL PROVISIONS

         14.01             Exclusiveness of Benefits                       57
         14.02             Limitation of Rights                            57
         14.03             Limitation of Liability and Legal Actions       57
         14.04             Construction of Agreement                       58
         14.05             Title to Assets                                 58
         14.06             Severability                                    58
         14.07             Titles and Headings                             58
         14.08             Counterparts as Original                        58
         14.09             Merger of Plans                                 58
         14.10             Qualified Military Service                      59
         14.11             Distributions Under Code Section 401(a)(9)      59

APPENDIX  A                                                                60
APPENDIX  B                                                                67


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                              COMMONWEALTH BUILDER

                                  401(K) PLAN

                               (AS AMENDED 2004)

                              STATEMENT OF PURPOSE

Commonwealth Telephone Enterprises, Inc. has had in effect since May 1, 1985 the Commonwealth Builder 401(k) Plan (the "Plan"), to which it made contributions for the purpose of sharing its profits with its employees in order to provide for the accumulation of funds for the benefit of eligible employees and their beneficiaries in the manner and to the extent set forth in such plan, which plan was fully restated in 2001.

Effective July 1, 2004, all assets and liabilities of the Commonwealth Telephone Company Bargaining Employees 401(k) Plan and the Commonwealth Communications Bargaining Employees 401(k) Plan were transferred to the Plan and its related trust. Membership under such Plans was not deemed to have commenced by reason of such transfer but was deemed to have continued without interruption.

The Commonwealth Builder 401(k) Plan (As Amended 2004), hereinafter set forth, constitutes an amendment in its entirety to the Commonwealth Builder 401(k) Plan which is continued effective as of July 1, 2004 with respect to employees and participants who had not yet retired, terminated employment or died as of such date. The rights of anyone covered under the plan prior to July 1, 2004, who retired, terminated employment or died before that date, shall be determined in accordance with the terms and provisions of the plan in effect on the date of such retirement, termination of employment or death, except as otherwise specifically provided herein.

                                   ARTICLE 1

                                  DEFINITIONS

For purposes of the Plan, the following words and phrases shall have the following meanings unless a different meaning is plainly required by the context. Wherever used, the masculine pronoun shall include the feminine pronoun, the feminine pronoun shall include the masculine, the singular shall include the plural, and the plural shall include the singular.

1.01     "Account"

         The interest of a Participant in the Trust Fund as represented by his accounts as designated below.

         (a)      "Elective Deferral Contribution Account" - Portion of Trust
                  Fund


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                  attributable to a Participant's Elective Deferral
                  Contributions in accordance with the provisions of Section
                  3.01 and the provisions of the Plan in effect prior to the Supplemental Effective Date.

         (b) "Matching Contribution Account" - Portion of Trust Fund attributable to the Company's

                  (i) Matching Contributions in accordance with the provisions of Subsection 3.03(a) and with the provisions of the Plan in effect prior to the Supplemental Effective Date; and

                  (ii) Additional Matching Contributions in accordance with the provisions of Subsection 3.03(b) and with the provisions of the Plan in effect prior to the Supplemental Effective Date.

         (c) "Rollover Account" - Portion of Trust Fund attributable to funds rolled over from another qualified plan in accordance with Section 3.07.

         (d) "Transfer Account" - Portion of Trust Fund attributable to the Company's contributions during a Participant's participation under another qualified plan and transferred in accordance with the provisions of Section 3.08.

         (e) "Qualified Matching Contribution Account" - Portion of Trust Fund attributable to the Company's Qualified Matching Contributions in accordance with the provisions of Subsection 3.03(b).

         (f) "Qualified Nonelective Contribution Account" - Portion of Trust Fund attributable to the Company's Qualified Nonelective Contributions in accordance with the provisions of Subsection 3.03(c).

1.02     "Anniversary Date"

         Each January 1 after the Supplemental Effective Date.

1.03     "Annuity Starting Date"

         The first day of the first period for which an amount is payable as an annuity. If a benefit is not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

1.04     "Applicable Computation Period"

         (a) For purposes of contributions in accordance with Articles 3 and 11, Applicable Computation Period shall be a Plan Year.

         (b) For all other purposes, Applicable Computation Period shall be the 12-month period beginning as of the date a person first completed an Hour of Employment with the Employer and each anniversary thereof.

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1.05     "Beneficiary"

         The person designated to receive benefits payable under the Plan in the event of death. In the event a Beneficiary is not designated, the Participant's surviving spouse shall be deemed his Beneficiary or in the absence of a surviving spouse, the benefits shall be paid to the Participant's estate.

1.06     "Board of Directors"

         The Board of Directors of Commonwealth Telephone Enterprises, Inc.

1.07     "Committee"

         The persons appointed in accordance with Section 8.01 to administer the Plan. In the absence of such designation, the Company shall serve as the Committee and in such case, all references herein to the Committee shall be deemed a reference to the Company.

1.08     "Company"

         (a) Commonwealth Telephone Enterprises, Inc. and any successor which shall maintain this Plan; and

         (b) any other business entity which duly adopts the Plan with the approval of the Board of Directors.

1.09     "Compensation"

         (a) For purposes of Sections 1.16, 4.02, 4.03 and Article 11, the Participant's wages for the Plan Year paid by the Employer of the type reported in box 1 of Form W-2 (1997). Such wages shall include amounts within the meaning of Section 3401(a) of the Code plus any other amounts paid to the Participant by the Employer for which the Employer is required to furnish a written statement under Section 6041(d) and 6051(a)(3) of the Code, determined without regard to any rules that limit the amount required to be reported based on the nature or location of the employment or services performed,

                  (i) exclusive of any amounts paid or reimbursed by the Employer for moving expenses which the Employer reasonably believes at the time of such payment to be deductible by the Employee under Section 217 of the Code

                  (ii) increased by the amount of any contributions made by the Employer under any salary reduction or similar arrangement to

                           (A) a qualified cash or deferred arrangement under Code Section 401(k),


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                           (B)      a simplified employee pension plan
                                    described in Section 408(k) of the Code
                                    (SAR-SEP);

                           (C)      a SIMPLE arrangement under Code Section
                                    408(p)

                           (D) an annuity contract described in Section 403(b) of the Code;

                           (E) a deferred compensation plan within the meaning of Section 457(b) of the Code; and

                           (F) a cafeteria plan under Code Section 125, including any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he has other health coverage. An amount will be treated as an amount under Section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

                           For purposes of Section 4.03, this Paragraph (ii) shall be effective for Plan Years beginning after December 31, 1997.

                           For limitation years beginning on and after January 1, 1998, for purposes of applying the limitations described in section 4.03 of the Plan, Compensation paid or made available during such limitation years shall include elective amounts that are not includable in the gross income of the Employee by reason of Code Section 132(f)(4).

                           This amendment shall also apply to the definition of Compensation for purposes of Sections 1.16, 3.01, 3.03, 3.04, 4.02, 4.03 and Article 11 of the Plan
                           for Plan Years beginning on and after January 1, 1998.

         (b) For purposes of Sections 3.01 and 3.03, compensation described in Subsection (a) reduced by:

                  (i)      bonuses;

                  (ii) overtime pay solely for purposes of Participants who are members of the Union;

                  (iii) any amount which is paid by the Employer but not by the Company;

                  (iv) any amount paid by the Company for any period during which the Participant's employment status did not meet the requirements of Section 1.14;


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                  (v)      severance pay on a non payroll basis;

                  (vi)     non-qualified deferred compensation payments;

                  (vii) the amount paid before an Eligible Employee was eligible to become a Participant in accordance with
                           Section 2.01;

                  (viii) welfare benefits, fringe benefits (cash and non-cash), reimbursements or other expense allowances, moving expenses and deferred compensation; and

                  (ix) for purposes of Section 3.01 only, third party insurance payments.

         Subject to Appendix A, in addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual Compensation of each Employee taken into account under the Plan shall not exceed $150,000 or such other limit on annual compensation contained in Code section 401(a)(17) including adjustments by the Commissioner for increases in the cost-of-living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period not exceeding 12 months (determination period), over which Compensation is determined beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         Effective for Plan Years beginning after December 31, 1996, for purposes of determining the above dollar limitation, the rules of
         Section 414(q)(6) of the Code, pertaining to family members, shall no longer apply.

1.10     "Controlled or Affiliated Service Group"

         (a) "Controlled Group" - Any group of business entities under common control, including but not limited to proprietorships and partnerships, or a controlled group of corporations within the meaning of Sections 414(b), (c) and (o) of the Code. For purposes of Section 4.03, the phrase "more than 50%" is substituted for the phrase "at least 80%" each place it appears in Section 1563(a)(1) of the Code.

         (b) "Affiliated Service Group" - Any group of business entities within the meaning of Section 414(m) of the Code.

1.11     "Disability"

         Any physical or mental condition which may reasonably be expected to be permanent and which renders the Participant incapable of continuing as an Eligible Employee for his customary Hours of Employment.


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1.12     "Effective Date"

         May 1, 1985, the date as of which the Plan was established.

         "Supplemental Effective Date"

         July 1, 2004, the last date as of which the Plan was amended in its entirety.

1.13     "Election Period"

         The period commencing 90 days before the Annuity Starting Date and ending on such date.

1.14     "Employee"

         Any person in the employ of the Company.

         Leased Employees shall be included as Employees unless (i) such individual is covered by a money purchase pension plan providing (A) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Section 415(c)(3) of the Code (B) immediate participation; and (C) full and immediate vesting; and (ii) Leased Employees do not constitute more than 20% of the Employer's Nonhighly Compensated Employee workforce.

         Notwithstanding the foregoing, Employee shall not include any person treated as an independent contractor, notwithstanding the fact that such person is later determined to be a common-law employee of the Employer.

         "Eligible Employee"

         An Employee for whom the Company is required to contribute Federal Insurance Contributions Act taxes excluding persons who are (a) Leased Employees and/or (b) C-Temp employees.

         "Leased Employee"

         Effective for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the
         Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction and control of the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. The term Leased Employee shall also include any person treated as such, notwithstanding that fact that such person is later determined to be a common-law


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         employee of the Employer.

1.15     "Employer"

         The Company and any other business entity in a Controlled or Affiliated Service Group which includes the Company.

1.16     "Highly Compensated Employee"

         Section 1.16 shall be effective for Plan Years beginning after December 31, 1996.

         (a) An Employee who is a Highly Compensated Active Employee or a Highly Compensated Former Employee.

         (b) A Highly Compensated Active Employee is any Employee who performs Service with the Employer during the Determination Year who (i) was at any time during the Determination Year or Look-Back Year a 5% owner, as defined in Section 416(i)(1) of the Code or (ii) received Compensation from the Employer during the Look-Back Year in excess of $80,000 adjusted annually for increases in the cost-of-living in accordance with Section 415(d) of the Code, effective as of January 1 of the calendar year such increase is promulgated and applicable to the Plan Year which begins with or within such calendar year.

         (c) A Highly Compensated Former Employee for a Determination Year is any former Employee who separated from Service prior to such Determination Year and was a Highly Compensated Active Employee for either the year in which such Employee separated from Service or any Determination Year ending on or after such Employee's 55th birthday.

         (d) A Participant is a Highly Compensated Employee for a particular Determination Year if he or she meets the definition of a Highly Compensated Employee in effect for that Determination Year.

         (e) The Determination Year is the applicable Plan Year for which a determination is being made and the Look-Back Year is the preceding 12-month period.

1.17     "Internal Revenue Code" or "Code"

         The Internal Revenue Code of 1986, and any amendments thereto.

1.18     "Nonhighly Compensated Employee"

         An Employee who is not a Highly Compensated Employee.

1.19     "Participant"

         (a) An Eligible Employee who participates under the Plan in accordance with


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                  Section 2.01.

         (b) Each other Eligible Employee or former Eligible Employee for whom an Account is maintained.

1.20     "Plan"

         The plan of the Company, as herein set forth and as from time to time supplemented and amended, which Plan is intended to be a profit-sharing plan for purposes of Sections 401(a), 402, 412 and 417 of the Code.

1.21     "Plan Year"

         A period of 12 consecutive months commencing on the Supplemental Effective Date and each Anniversary Date thereof.

         However, Plan Years prior to the Supplemental Effective Date were a period of 12 consecutive months commencing on each December 30 and ending on the following December 29, 1999. The Plan Year beginning on January 1, 1999 was for a period of 11 months and 29 days; the Plan Year beginning on December 30, 1999 was for a period of 12 consecutive months and the Plan Year beginning on December 30, 2003 was for a period of two days ending on December 31, 2003.

1.22     "Protected Spouse"

         The spouse to whom the Participant had been legally married on the earlier of the date of the Participant's death or the Participant's Annuity Starting Date.

1.23     "Qualified Domestic Relations Order"

         A domestic relations order as defined in Section 8.09 in accordance with Section 414(p) of the Code.

1.24     "Retirement"

         The termination of employment of a Participant on his Early, Normal or Deferred Retirement Date.

1.25     "Retirement Dates"

         (a) "Normal Retirement Date" - The date on which the Participant attains age 65.

         (b) "Early Retirement Date" - The first day of any month coincident with or following the date on which the Participant attains age 55.

         (c) "Deferred Retirement Date" - The first day of any month subsequent to the Participant's Normal Retirement Date.


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1.26     "Service"

         (a)      All periods of employment with an Employer.

                  A period of employment begins as of the date the Employee first completes an Hour of Employment for the Employer and ends on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If an Employee is absent for any reason and returns to the employ of the Employer before incurring a Break-in-Service, as provided in Subsection (b), he shall receive credit for his period of absence up to a maximum of 12 months. Service subsequent to a Break-in-Service will be credited as a separate period of employment.

         (b) "Break-in-Service" - A period of 12-consecutive months during which an Employee fails to accrue an Hour of Employment with the Employer. Such period begins on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If an Employee is absent by reason of
                  (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with an adoption of such child by such Employee, (iv) caring for such child immediately following such birth or placement or (v) any other family medical leave, such Employee will not be treated as having retired, resigned or been discharged and the period between the first and second anniversary of the first day of such absence shall not be deemed a Break-in-Service.

         (c) "Month of Service" - A calendar month, or in the case of aggregation of non-successive periods of employment, 30 days of employment or credited absence whether or not completed consecutively.

         (d)      "Year of Service" - Unless otherwise indicated, 12 Months of
                  Service.

         (e)      "Hour of Employment"

                  (i) For an Employee paid on an hourly basis or for whom hourly records of employment are required to be maintained, each hour for which the person is directly or indirectly paid or entitled to payment for the performance of duties or for the period of time when no duties are performed, irrespective of whether the employment relationship has terminated, such as vacation, holiday or illness.

                  (ii) For an Employee paid on a non-hourly basis or for whom hourly records of employment are not required to be maintained, each week for which the person is directly or indirectly paid or entitled to payment shall be equal to 45 Hours of Employment.


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                  (iii)    A person shall receive an Hour of Employment for
                           each hour for which back pay has been awarded or agreed to irrespective of mitigation of damages, provided that each such hour shall be credited to the Applicable Computation Period to which it pertains, rather than the Applicable Computation Period in which the award or agreement is made, and further provided that no such award or agreement shall have the effect of crediting an Hour of Employment for any hour for which the person previously received credit under (i) or (ii) above.

                  (iv) Notwithstanding the foregoing, Hours of Employment shall be computed and credited in accordance with Department of Labor Regulation 2530.200b-2, Subparagraphs (b) and (c).

         (f) An Employee shall receive credit for the period of his employment with another business entity to which he had been transferred by the Company solely for purposes of determining his vested interest in accordance with Section 6.04.

1.27     "Trust Agreement"

         The instrument executed by the Company and the Trustee fixing the rights and liabilities of each with respect to holding and administering the Trust Fund, which instrument shall be incorporated by reference into this Plan.

1.28     "Trustee"

         The Trustee or any successor Trustee, appointed by the Board of Directors, acting in accordance with the terms of the Trust Agreement.

1.29     "Trust Fund"

         All assets held by the Trustee for the purposes of the Plan in accordance with the terms of the Trust Agreement.

1.30     "Union "

         The Communication Workers of America, A.F.L. - C.I.O., Local 2571.

1.31     "Valuation Date"

         Each business day of the Plan Year as determined by the New York Stock Exchange.


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                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION

2.01     Eligibility for Participation

         An Eligible Employee may become a Participant upon satisfaction of the following requirements, provided he elects to contribute in accordance with Section 3.01.

         (a) Each Eligible Employee on the Supplemental Effective Date who was a Participant of the Plan shall continue as a Participant as of the Supplemental Effective Date.

         (b) Each other Eligible Employee shall become a Participant as of the Supplemental Effective Date or the first day of the month coincident with or next following the later of the date his employment commenced or he attains age 18.

         (c) If a former Participant is reemployed, he shall be eligible to resume his participation as of the date of his reemployment or the first day of any subsequent month.

         (d) Participants who are members of the Union shall not be eligible for the Company Matching Contribution made in accordance with Section 3.03.

2.02     Change in Employment Status

         (a) In the event a Participant ceases to be an Eligible Employee as the result of becoming part of an excluded class, only Compensation up to the date he ceased to be an Eligible Employee shall be considered for purposes of contributions in accordance with Article 3. Such Employee shall remain a Participant but shall not be permitted to contribute in accordance with Article 3 or share in any Company contributions allocated in accordance with Article 3 for the period beyond the date he ceased to be an Eligible Employee.

                  In the event such Participant returns to an eligible class and again becomes an Eligible Employee, he shall be permitted to share in Company contributions allocated in accordance with Article 3 as of the date he again became an Eligible Employee and may elect to comply with the provisions of
                  Section 3.01 as of such date or the first day of any subsequent month any subsequent month. Only Compensation from the date he again became an Eligible Employee shall be considered for purposes of such contributions.

         (b) If a person otherwise satisfied the eligibility requirements of Section 2.01 and subsequently becomes an Eligible Employee, he shall be eligible to become a Participant as of the date he became an Eligible Employee.

         (c) In the event a collective bargaining agreement is entered into between the Company and a representative for any class of Employees in the employ of the Company subsequent to the Supplemental Effective Date, eligibility for participation in the Plan by such Employees who are not Participants shall not be extended beyond the effective date of the collective bargaining agreement unless the agreement extends participation in the Plan to such Employees. The provisions of Subsection (a) shall apply to those Employees who are currently Participants.

                                   ARTICLE 3

                                 CONTRIBUTIONS

3.01     Elective Deferral Contributions

         Subject to Appendix A, a Participant may, when first eligible or as the first day of any subsequent payroll period elect to save, through pay reduction each payroll period, no less than 1% nor more than 25%, in whole percentages, of that portion of his Compensation attributable to such payroll period, subject to the limitations on Elective Deferral Contributions under Sections 4.01 and 4.02 and the limitations on annual additions under Section 4.03.

         Elective Deferral Contributions may not be made from third party insurance payments; but, a Participant's full savings election may be made from net salary payments from the Company.

         Such contributions shall take the form of before tax contributions (hereinafter known as "Elective Deferral Contributions") and shall be deemed to be Company contributions.

         (a) An initial election must be made by an Eligible Employee and submitted to the Committee at least 30 days (or such other period as the Committee may fix from time to time) prior to the first date the Eligible Employee would be eligible to become a Participant of the Plan in accordance with Section 2.01.

         (b) An election, once made, shall remain in effect until subsequently changed by the Eligible Employee in accordance with the provisions of Section 3.05 or 3.06.

3.02     Reduction of Excess Elective Deferral Contributions

         If Elective Deferral Contributions under Section 3.01 are projected to exceed the limitations of Sections 4.01 or 4.02 at any time during a Plan Year, the Committee, in a good faith effort to comply with such limitations, retains the right to reduce the rate of elective deferrals made by Highly Compensated Employees. Such reduction shall be made in the sole discretion of the Committee.

3.03     Matching Contributions

         Subject to the limitations on annual additions under Section 4.03, the Company shall contribute the following amounts to Participants who are not members of the Union:

         (a) Matching Contributions - 100% of that portion of the Participant's Elective Deferral Contributions which does not exceed 3.5% of the Participant's Compensation. Only Elective Deferral Contributions which are not limited under Sections 3.02 or 4.01 shall be matched. No Matching Contribution will be provided in excess of the limitations under Subsections 4.02(b) and (c).

         (b) Additional Matching Contributions - For any Plan Year, the Company may contribute such additional amounts as it shall determine. Such Additional Matching Contributions shall be allocated to Participants in the employ of the Company on the last business day of such Plan Year in the same proportion that the Elective Deferral Contributions of each such Participant for such Plan Year bears to the aggregate Elective Deferral Contributions of all Participants for such Plan Year, taking into consideration only that portion of each Participant's Elective Deferral Contributions which does not exceed 3.5% of such Participant's Compensation for each payroll period during such Plan Year. No Matching Contribution will be provided in excess of the limitations under Subsections 4.02(b) and (c).

                  Qualified Matching Contributions - For any Plan Year, the Company may contribute such additional amounts as it shall determine. Such Qualified Matching Contributions shall be allocated to those Participants who are Nonhighly Compensated Employees in the employ of the Company on the last business day of such Plan Year in the same proportion that the Elective Deferral Contributions of each such Participant for such Plan Year bears to the aggregate Elective Deferral Contributions of all such Participants for such Plan Year, taking into consideration only that portion of each Participant's Elective Deferral Contributions which does not exceed 3.5% of such Participant's Compensation for each payroll period during such Plan Year.

                  Such contributions shall be subject to Treasury Regulation 1.401(k)-1(g)(13).

                  Notwithstanding the foregoing provision, a Participant will be credited with such Additional or Qualified Matching Contributions for the Plan Year of (i) his Retirement, Disability or death, (ii) the commencement of a Leave of Absence authorized by the Company or (iii) his transfer to another business entity to which such Participant had been transferred by the Company, even if the Participant is not in the employ of the Company on the last business day of such Plan Year.

         (c)      Qualified Nonelective Contributions -

                  Such amount as the Company shall determine for any Plan Year, which shall be allocated.

                  (i) to those Participants who are Nonhighly Compensated Employees in the same proportion that his Compensation bears to the aggregate Compensation of all such Participants for such Plan Year, provided the Participant is in the employ of the Company on the last business day of such Plan Year, which amount shall be credited at the end of the Plan Year; or

                  (ii) to Participants who are Nonhighly Compensated Employees starting with the Nonhighly Compensated Employee with the lowest Compensation until the requirements of Section 4.02 are met.

                  Such amount shall be allocated to only to Participants in the employ of the Company on the last business day of such Plan Year, which amount shall be credited at the end of the Plan Year.

                  Such contributions shall be subject to Treasury Regulation 1.401(k)-1(g)(13).

                  Notwithstanding the foregoing provision, a Participant otherwise eligible shall be entitled to a share of the Company's Qualified Nonelective Contributions for the Plan Year of (i) his Retirement, Disability or death, (ii), the commencement or end of a Leave of Absence authorized by the Company or (iii) his transfer to another business entity to which such Participant had been transferred by the Company, even if the Participant is not in the employ of the Company on the last business day of such Plan Year.

                  For purposes of this Subsection, Participant shall also include any Eligible Employee who would otherwise be eligible for the Plan but who declined to make contributions required under the Plan in accordance with Section 3.01 at any time.

         As used herein, Leave of Absence shall mean a leave granted for pregnancy, Disability, sickness, death or any other family obligation or status; personal or family hardship or special business circumstances; educational purposes; and/or civic, charitable or governmental services, provided that all Eligible Employees under similar circumstances shall be treated in a similar manner.

3.04     Voluntary Contributions

         Voluntary Contributions shall not be required or permitted.

3.05     Contribution Changes

         A Participant may, subject to the minimum and maximum percentages as specified in Section 3.01, increase or reduce the percentage rate of his Elective Deferral Contributions as of the first day of any payroll period (or as of such other dates as the Committee may fix from time to time), by notification to the Committee prior to the effective date of such change.

3.06     Discontinuance of Contributions

         (a) A Participant may discontinue his Elective Deferral Contributions at any time during a Plan Year by written notification to the Committee prior to the effective date of such discontinuance.

         (b) A Participant may resume his Elective Deferral Contributions as of the first day of any subsequent payroll period (or such other dates as the Committee may fix from time to time) by notification to the Committee prior to the effective date of such resumption.

         (c) The discontinuance of Elective Deferral Contributions will automatically include a discontinuance of the Matching Contributions.

3.07     Rollover Contributions from Other Qualified Plans

         Subject to Appendix A:

         (a) Any Eligible Employee upon commencement of employment may make a rollover contribution to the Trust Fund of all or any portion of the entire amount (including money or any other property acceptable to the Committee and Trustee) which is an eligible rollover distribution, as defined in Section 402(c)(4) of the Code and Treasury Regulation 1.402(C)-2, Q&A 3 and 4, provided such rollover contribution is either (i) a direct transfer from another qualified plan or (ii) received on or before the 60th day immediately following the date the Employee received such distribution from a qualified plan or conduit Individual Retirement Account or Annuity.

         (b) The Committee shall credit the fair market value of any rollover contribution and investment earnings attributable thereto to the Participant's Rollover Account.

         (c) An Eligible Employee who becomes a Participant by virtue of the acceptance of such rollover contribution, but who is not otherwise eligible for participation in accordance with
                  Section 2.01, shall not be entitled to make contributions or share in any Company contribution allocated in accordance with this Article 3 or Article 11.

         (d) The Committee may promulgate specific rules and regulations governing all aspects of this Section.

3.08     Transfer of Assets from Other Qualified Plans

         (a) The Committee may accept the direct transfer to the Trust Fund from another qualified trust fund of those assets (including money or any other property acceptable to the Committee and Trustee) attributable to a Participant's participation in any qualified plan to which such trust relates. Such transferred amounts shall not be considered annual additions for purposes of Section 4.03.

         (b) The amount transferred shall be credited to the Participant's Accounts as determined by the Committee, taking into account the applicable vesting schedules, amounts subject to special tax treatment and withdrawal rules.

                  Additional Transfer Accounts will be established, if required, to accommodate these objectives.

         (c) An Eligible Employee who becomes a Participant by virtue of a transfer of assets, but who is not otherwise eligible for participation in accordance with Section 2.01, shall not be entitled to make contributions or share in any Company contribution allocated in accordance with this Article 3 or
                  Article 11.

         (d) The Committee may promulgate specific rules and regulations governing all aspects of this Section but until promulgated, all other provisions of the Plan shall be applicable based on the Account to which such assets were transferred.

3.09     Deposit of Contributions

         The Company shall deliver all contributions to the Trustee.

3.10     Payment of Expenses

         In addition to its contributions, the Company may elect to pay all the administrative expenses of the Plan and all fees and retainers of the Plan's Trustee, accountant, counsel, consultant, administrator or other specialist so long as the Plan or Trust Fund remains in effect. If the Company does not pay all or part of such expenses, the Trustee shall pay these expenses from the Trust Fund. All expenses relating directly to the investments of the Trust Fund, including taxes, brokerage commissions and registration charges, must be paid from the Trust Fund.

                                   ARTICLE 4

                            CONTRIBUTION LIMITATIONS

4.01     $7,000 Limitation on Elective Deferral Contributions

         Subject to Appendix A, each Participant's Elective Deferral Contributions under Section 3.01, when added to any additional elective deferrals, as defined in Section 402(g) of the Code, under all other plans maintained by the Employer, shall be limited to $7,000 during any calendar year, adjusted annually for increases in the cost-of-living in accordance with Section 415(d) of the Code, or such other maximum permitted under Section 402(g) of the Code.

         To the extent a Participant's Elective Deferral Contributions to plans maintained by the Employer exceed the above limitation the Employer will notify the Plan of such excess and such amount will be designated as an excess deferral. Such excess deferral will be distributed to such Participant with investment experience no later than April 15 following the close of the calendar year to which such excess relates. Such excess may be distributed prior to the close of the calendar year of reference provided the correcting distribution is made after the date on which the Plan received the excess deferral and is specifically designated as an excess deferral. Such excess deferrals will be included in determining the Actual Deferral Percentage of the Highly Compensated Employees and will be excluded in determining the Actual Deferral Percentage of the Nonhighly Compensated Employees.

         Investment experience will be determined in accordance with the second paragraph of Section 4.02(d) below.

4.02     Limitation on Elective Deferral and Matching Contributions

         Section 4.02 shall be effective for Plan Years beginning after December 31, 1996 and subject to Appendix A.

         (a) The Actual Deferral Percentage of Highly Compensated Employees in the Testing Group for any Plan Year shall be limited to the greater of

                  (i) the Actual Deferral Percentage for the Nonhighly Compensated Employees in the Testing Group for the preceding Plan Year multiplied by 1.25; or

                  (ii) the Actual Deferral Percentage for the Nonhighly Compensated Employees in the Testing Group for the preceding Plan Year multiplied by 2.00, provided, however, that the Actual Deferral Percentage for the Highly Compensated Employees in the Testing Group for the Plan Year may not exceed the Actual Deferral Percentage for the preceding Plan Year for such Nonhighly Compensated Employees by more than two percentage points.

                  If the Actual Deferral Percentage for any Plan Year must be limited due to the restrictions described in this Subsection
                  (a), the total excess dollar amount shall be determined by reducing the highest ratios of individual Participants until the Actual Deferral Percentage for the Highly Compensated Employees equals the greatest permitted limit. Such total dollar amount shall be allocated to the Highly Compensated Employees with the largest dollar amounts by progressively reducing such amounts until each Highly Compensated Employee is capped at the same dollar limitation.

         (b) Subject to Appendix A, the Actual Contribution Percentage of Highly Compensated Employees in the Testing Group for any Plan Year shall be limited to the greater of

                  (i) the Actual Contribution Percentage for Nonhighly Compensated Employees in the Testing Group for the preceding Plan Year multiplied by 1.25; or

                  (ii) the Actual Contribution Percentage for Nonhighly Compensated Employees in the Testing Group for the preceding Plan Year multiplied by 2.00, provided, however, that the Actual Contribution Percentage for the Highly Compensated Employees in the Testing Group for the Plan Year may not exceed the Actual Contribution Percentage for such Nonhighly Compensated Employees for the preceding Plan Year by more than two percentage points.

                  If the Actual Contribution Percentage for any Plan Year must be limited due to the restrictions described in this Subsection (b), the total excess dollar amount shall be determined by reducing the highest ratios of individual Participants until the Actual Contribution Percentage for the Highly Compensated Employees equals the greatest permitted limit. Such total dollar amount shall be allocated to the Highly Compensated Employees with the largest dollar amounts by progressively reducing such amounts until each Highly Compensated Employee is capped at the same dollar limitation.

                  In reducing the dollar amounts of any individual Highly Compensated Employee, reductions will first be made to any Matching Contributions which are deemed to be discriminatory due to any limitations required by Subsection (a). Additional reductions shall be applied first to unmatched Elective Deferral Contributions, if any, and then to matched Elective Deferral Contributions and Matching Contributions proportionately.

         (c) If one or more Highly Compensated Employees in the Testing Group are eligible for both Elective Deferral Contributions and to receive Matching Contributions, the sum of the Actual Contribution Percentage and the Actual Deferral Percentage of the Highly Compensated Employees in the Testing Group for any Plan Year shall be limited to the greater of (i) or (ii) below. Notwithstanding the above, this Subsection (c) shall only be applicable if both the Actual Deferral Percentage and the Actual Contribution Percentage of the Highly Compensated Employees in the Testing Group exceeds 1.25 multiplied by the respective percentages of the Nonhighly Compensated
                  Employees in the Testing Group for the preceding Plan Year. For this purpose, the Actual Contribution Percentage and the Actual Deferral Percentage of Highly Compensated Employees is based on the deemed percentages resulting from reductions, if any, to determine the greatest permitted limit, under Section (a) or (b) and is not based on percentages determined net of actual reductions made to individual Highly Compensated Employees.

                  (i) The sum of

                           (A)      1.25 times the greater of

                                    (1)     the Actual Deferral Percentage for
                                            the Nonhighly Compensated Employees
                                            in the Testing Group for the
                                            preceding Plan Year, or

                                    (2)     the Actual Contribution Percentage
                                            for the Nonhighly Compensated
                                            Employees in the Testing Group for
                                            the preceding Plan Year; and

                           (B)      two plus the lesser of Subparagraph (1) or
                                    (2) above, provided that such amount may not exceed 200% of the lesser of Subparagraph (1) or (2).

                  (ii) The sum of

                           (A)      1.25 times the lesser of

                                    (1)     the Actual Deferral Percentage for
                                            the Nonhighly Compensated Employees
                                            in the Testing Group for the
                                            preceding Plan Year, or

                                    (2)     the Actual Contribution Percentage
                                            for the Nonhighly Compensated
                                            Employees in the Testing Group for
                                            the preceding Plan Year; and

                           (B)      two plus the greater of Subparagraph (1) or
                                    (2) above, provided that such amount may not exceed 200% of the greater of Subparagraph (1) or (2).

                  If additional reductions are required for any Plan Year due to the restrictions described in this Subsection (c), the total excess dollar amounts shall be determined using the Highly Compensated Employees' combined deemed Elective Deferral and Matching Contributions. Reductions shall be applied to the highest combined ratios of individual Participants until the average of the combined ratios equals the greatest permitted limit. The dollar amount determined by this process shall be allocated to the Highly Compensated Employees with the largest dollar amounts by progressively reducing such amounts until each Highly Compensated Employee is capped at the same dollar limitation.

                  In reducing the dollar amounts applicable to any individual Highly Compensated Employee, reductions will first be made to any Matching Contributions which are deemed to be discriminatory due to any limitations required by Subsection
                  (a). Additional reductions shall be applied first to unmatched Elective Deferral Contributions, if any, and then to matched Elective Deferral Contributions and Matching Contributions proportionately.

         (d) Any excess Elective Deferral Contributions that result from the above limitations shall be refunded to such Highly Compensated Employees with investment experience, no later than the last day of the Plan Year subsequent to the Plan Year to which the excess relates. Any excess Matching Contributions that result from the above limitations in which the affected Highly Compensated Employee has a vested interest shall be distributed to such Highly Compensated Employees with investment experience, no later than the last day of the Plan Year subsequent to the Plan Year to which the excess relates. Any such excess Matching Contributions that are not vested shall be forfeited and applied in accordance with Section 6.05(b). However, no such forfeiture shall be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to the Section.

                  Investment experience shall be the income or loss allocable to the Participant's Elective Deferral Contribution Account or Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant's excess Elective Deferral or Matching Contributions for the year and the denominator is the sum of (i) the Participant's Elective Deferral Contribution Account or Matching Contribution Account balance as of the beginning of the Plan Year and (ii) the Participant's Elective Deferral or Matching Contributions for the Plan Year.

         (e)      Definitions and Special Rules

                  (i) The Actual Deferral Percentage for the Highly Compensated Employees and Nonhighly Compensated Employees for a Plan Year shall be the average of the ratios (calculated separately for each such Employee in the Testing Group) of

                           (A) the amount of contributions credited to the Elective Deferral Contribution Account on behalf of each such Employee in the Testing Group during such Plan Year, to

                           (B) the Compensation of each such Employee in the Testing Group for such Plan Year.

                           For purposes of the above, Qualified Matching Contributions and Qualified Nonelective Contributions may be taken into account in determining the Actual Deferral Percentage for each Employee in the Testing Group for such Plan Year provided such amounts comply with the provisions of Treasury Regulation 1.401(k)-1(b)(5).

                           Qualified Matching Contributions, Qualified
                           Nonelective Contributions and Elective Deferral Contributions included in the calculation of the Actual Contribution Percentages will not be included in the calculation of Actual Deferral Percentages.

                  (ii) The Actual Contribution Percentage for the Highly Compensated and Nonhighly Compensated Employees in the Testing Group for a Plan Year shall be the average of the ratios (calculated separately for each such Employee in the Testing Group) of

                           (A) the amount of Matching and Qualified Matching Contributions credited on behalf of each such Employee in the Testing Group during such Plan Year, to

                           (B) the Compensation of each such Employee in the Testing Group for such Plan Year.

                           For purposes of the above, Qualified Nonelective Contributions and Elective Deferral Contributions may be taken into account in determining the Actual Contribution Percentage for each Employee in the Testing Group for such Plan Year provided such amounts comply with the provisions of Treasury Regulation 1.401(m)-1(b)(5).

                           Qualified Matching Contributions, Qualified
                           Nonelective Contributions and Elective Deferral Contributions included in the calculation of the Actual Deferral Percentages will not be included in the calculation of Actual Contribution Percentages.

                  (iii) Testing Group shall mean the group of all Eligible Employees eligible for participation in accordance with Section 2.01.

                  (iv) All Eligible Employees in the Testing Group will be included in determining the Actual Deferral Percentages and/or the Actual Contribution Percentages, whichever is applicable. The ratio averaged into the respective percentages will be zero for any Eligible Employee in the Testing Group if the otherwise applicable numerator is zero.

                  (v) All such ratios and the average of such ratios shall be calculated to the nearest one-hundredth of one percent.

                  (vi) The deferral percentage and/or contribution percentage for a Plan Year for any Highly Compensated Employee who is eligible to participate under two or more plans or arrangements described in
                           Section 401(a) or 401(k) of the Code that are maintained by the Employer shall be determined as if all contributions were made under a single plan.

                  (vii) In the event that this Plan satisfies the requirements of Section 401(k), 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, deferral and contribution percentages shall be determined as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee Actual Deferral Percentage or Actual Contribution Percentage for the prior year will be made in accordance with IRS Notice 98-1 and any superseding guidance, unless the Employer has elected to use the current year testing method. Any other plan may be aggregated with this Plan at the discretion of the Company. Plans may be aggregated in order to satisfy
                           Section 401(k) or (m) of the Code only if they have the same Plan Year and use the same testing method as described in Section 4.02.

                  (viii) If the Employer applies the Section 410(b) coverage requirement separately to nonexcludable Employees for a Plan Year, Subsections (a), (b) and (c) may be applied without regard to Nonhighly Compensated Employees who meet the eligibility requirements of
                           Section 2.01, but who have not attained age 21 or completed one Year of Service as of the first day of the seventh month of the Plan Year used to calculate the Actual Deferral Percentage and Actual Contribution Percentage of Nonhighly Compensated Employees.

4.03     Limitation on Allocations

         (a) The "annual addition" for any Participant shall not exceed the amount determined hereunder. Annual addition shall mean the sum of Employer contributions and forfeitures, Employee contributions, and allocations under a simplified employee pension allocated on behalf of a Participant for a Plan Year, which is defined to be the limitation year.

                  Annual additions shall also include excess deferrals, excess contributions and excess aggregate contributions, other than excess deferrals distributed in accordance with Treasury Regulation 1.402(g)-1(e)(2) or (3).

                  The determination of the annual addition will be made as if all defined contribution plans of the Employer were one plan and any Participant contributions to defined benefit plans will be treated as contributions to defined contribution plans. Annual additions will be applied to the applicable Plan Year in accordance with Section 1.415-6(b) of the Treasury Regulations.

                  For purposes of Subsection (b)(i), annual addition shall also include amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code which is part of a pension or annuity plan maintained by the Employer and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 11.02) under a welfare benefit plan (as defined in Section 419A(d) of the Code) maintained by the Employer.

         (b) Subject to Appendix A, effective for Plan Years beginning after December 31, 1994, the annual addition for any Participant shall not exceed the lesser of (i) or (ii) below:

                  (i)      $30,000, or such other maximum permitted under
                           Section 415(c)(1)(A) of the Code, adjusted annually for cost-of-living increases in accordance with
                           Section 415(d) of the Code, effective as of January 1 of the calendar year each such increase is promulgated and applicable to the limitation year which ends with or within such calendar year.

                           In the event of a short Plan Year, the maximum dollar limitation shall be divided by 12 and multiplied by the number of months in the short Plan Year.

                  (ii)     25% of the Participant's Compensation.

         (c) The limitation of this Subsection (c) shall not apply to any Participant with respect to any Plan Year beginning after December 31, 1999. With respect to any Plan Year beginning before January 1, 2000, if a Participant also is or has been a participant in one or more defined benefit plans of the Employer, whether or not terminated, the projected annual benefit from such defined benefit plans shall be reduced so that a "combined benefit factor" in excess of 1.0 shall not result. The combined benefit factor is the sum of (i) the defined benefit factor and (ii) the defined contribution factor where

                  (i)      the defined benefit factor is a fraction

                           (A) the numerator of which is the Participant's projected annual benefit under all defined benefit plans of the Employer at the end of the limitation year of the Plan, and

                           (B)      the denominator of which is the lesser of

                                    (1)     1.25 multiplied by the maximum
                                            allowable annual benefit under
                                            Sections 415(b)(1)(A) and 415(d) of
                                            the Code at the end of the
                                            limitation year of the Plan, or

                                    (2)     1.4 multiplied by the maximum
                                            allowable annual benefit under
                                            Section 415(b)(1)(B) of the Code at
                                            the end of the limitation year of
                                            the Plan, and

                  (ii) the defined contribution factor is a fraction

                           (A) the numerator of which is the sum of the annual additions for such Participant under all defined contribution plans of the Employer, whether or not terminated, for all such years during which he was a participant in such plans, and

                           (B) the denominator of which is the sum of the lesser of the amounts determined in (1) or
                                    (2) for the current year and each prior
                                    year during which the Participant was
                                    employed by the Employer, regardless of
                                    whether or not a plan was in existence
                                    during those years:

                                    (1)     1.25 multiplied by the maximum
                                            dollar limitation as defined in
                                            Subsection (b)(i), or

                                    (2)     1.4 multiplied by the compensation
                                            limitation as defined in Subsection
                                            (b)(ii).

         (d) A Participant shall not be permitted to defer Compensation or contribute amounts, nor shall he be entitled to an allocation of any Employer contributions or forfeitures under any qualified defined contribution plan which exceeds the limitations described herein.

         (e) The limitations on allocations to a Participant's Account will be applied by limiting otherwise allocable amounts starting with the latest allocations during the limitation year. To the extent more than one type of addition is allocated as of any date, the limitation will be applied in the following order:

                  (i)      forfeitures;

                  (ii) Employer contributions under profit-sharing plans other than matching contributions;

                  (iii) Employer contributions under money purchase plans other than matching contributions;

                  (iv) Employer matching contributions under money purchase plans.

                  (v) Employer matching contributions under profit-sharing plans;

                  (vi)     Employee contributions; and

                  (vii)    elective deferrals.

                  Amounts listed above which would have been added to a Participant's Account based on an allocation method specified in a Plan will be reallocated among the remaining Participants eligible to share under the Plan.

                  Amounts listed above which would have been added to the Participant's Account based on an individually defined entitlement will reduce the Employer's contribution commitment.

                  Employee contributions and elective deferrals will be limited at the time deposited and will not be permitted to the extent the limits of this Section would be violated.

                  In the event annual additions on behalf of a Participant participating in more than one plan of the same type during a Plan Year are required to be limited under this Section, the limitation shall be ratably apportioned among all such plans.

         (f) Notwithstanding the above, if an excess allocation occurs as a result of

                  (i)      an allocation of forfeitures;

                  (ii) a reasonable error in determining a Participant's Compensation;

                  (iii) a reasonable error in determining the amount of elective deferrals that may be made under this Section; or

                  (iv) any other reason acceptable to the Internal Revenue Service,

                  the resulting additions to the Participant's Account will be reduced by first eliminating Employee contributions and elective deferrals to the extent otherwise required to be refunded under Sections 402(g), 401(k)(3) or 401(m)(2) of the Code. Any additional reductions permitted under this Subsection will be applied in the manner described in Subsection (e).

                  However, any amounts paid to the Trust for the limitation year which are not allocated to other Participants will be held in a suspense account, without investment earnings, and allocated and reallocated in the following limitation year and, to the extent necessary, each subsequent limitation year. Allocations from a suspense account in a money purchase plan will be viewed as an allocation of accrual requirement for the year in which the amount is ultimately allocated.

                  In the event a plan is terminated, suspense accounts shall revert to the Employer to the extent such accounts may not then be allocated on behalf of any remaining eligible Participants.

         (g)      Notwithstanding any provision of the Plan to the contrary,

                  (i) the annual addition for any Plan Years beginning before January 1, 1987 shall not be recomputed to include all Employee contributions.

                  (ii) if the Employee was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of the defined benefit fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 of the Code for all limitation years beginning before January 1, 1987.

                  (iii) if the Employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of the defined contribution fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (A) the excess of the sum of the fractions over 1.0 times (B) the denominator of the defined contribution fraction, will be permanently subtracted from the numerator of the defined contribution fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987.

                  (iv) transitional rules provided in conjunction with legislative changes and changes in the Plan's top-heavy status will be applied in accordance with Internal Revenue Service promulgations and legislative history.

                                   ARTICLE 5

                            MAINTENANCE OF ACCOUNTS
                        AND VALUATION OF THE TRUST FUND

5.01     Maintenance of Accounts

         The Committee shall establish and maintain a separate accounting in the name of each Participant to which it shall credit all amounts contributed in accordance with Articles 3 and 11.

5.02     Valuation of Trust Fund

         (a) The Trust Fund shall be valued by the Trustee as of each Valuation Date on the basis of its fair market value.

         (b) The Trust Fund may also be valued by the Trustee as of any other date as the Committee may authorize for any reason the Committee deems appropriate.

5.03     Allocation of Investment Earnings and Expenses

         On the basis of the valuation as of a Valuation Date, the Accounts of all Participants shall be (a) proportionately adjusted to reflect expenses in accordance with Section 3.10 and investment earnings, other than those credited to a specific Account; and (b) directly adjusted to reflect all other applicable transactions during the Plan Year attributable to such Accounts including, but not limited to, any contributions or distributions.

5.04     Investment Election

         (a) Each Participant shall designate one or more of the investment funds established in accordance with regulations promulgated by the Committee as it deems necessary or appropriate to govern all aspects of investment direction by the Participant of the Participant's Account.

         (b) Notwithstanding the foregoing provisions, all contributions to a Participant's Matching Contribution Account shall initially be invested in the Company stock fund but shall be subject to investment direction by the Participant thereafter.

5.05     Investment Funds

         The Trust Fund shall be divided into such investment funds as designated by the Committee and approved by the Trustee for the investment of all Accounts, which shall be administered as a unit.

                                   ARTICLE 6

                BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT


6.01     Upon Retirement

         A Participant shall be 100% vested in his Account at all times after first becoming eligible for Retirement.

         A Participant shall be eligible to retire on his Early, Normal or Deferred Retirement Date.

         In the event a Participant does not retire on his Early or Normal Retirement Date, he shall continue to be credited with contributions in accordance with Articles 3 and 11 until his actual retirement.

6.02     Upon Disability

         (a) A Participant who incurs a Disability prior to termination of employment shall be 100% vested in his Account.

         (b) In determining the existence of a Participant's Disability, the Committee may select a physician to examine such Participant and render a medical opinion. The final determination shall be made by the Committee on the basis of the evidence requested and made available.

         (c) If such Participant returns to the employ of the Company, he shall resume his participation as of the date of his return. The Participant's vested interest in that portion of his Account attributable to Service from the date of his last reemployment shall be determined in accordance with the provisions of Article 6, without regard to his prior Disability.

6.03     Upon Death

         (a) A Participant who dies prior to termination of employment shall be 100% vested in his Account.

         (b) Upon the death of a Participant, his Beneficiary shall be entitled to 100% of such Participant's vested Account.

         (c) Each Participant, upon becoming eligible for participation in the Plan, may designate a primary Beneficiary to receive the benefits payable in the event of his death and may designate a secondary Beneficiary to receive any benefits payable in the event of the death of the primary Beneficiary. If a Participant designates a primary Beneficiary but not a secondary Beneficiary or if any such secondary Beneficiary dies, the Beneficiary last in receipt of or entitled to any benefit shall have the right to designate a successor

                  Beneficiary to receive any benefits payable in the event of his death. In the absence of any such designation, benefits payable upon the death of the last living Beneficiary shall be paid in a lump sum to such Beneficiary's estate. A Participant may change his Beneficiary designation at any time. All Beneficiary designations and changes shall be made on an appropriate form and filed with the Committee. If the primary Beneficiary designated by the Participant is anyone other than the Participant's Protected Spouse, such designation must include the written acknowledgment and consent of such spouse and be witnessed by a Plan representative or a notary public, to the extent required by law and the Committee. Such consent will be limited to a specific alternate Beneficiary and any change in such alternate Beneficiary will require a new spousal consent.

         (d) Upon the death of a Participant after his Annuity Starting Date, his Beneficiary shall be entitled to receive the death benefit, if any, as determined by the provisions of the method of payment elected in accordance with Section 7.03.

6.04     Upon Other Termination of Employment

         (a) Upon a Participant's termination of employment for reasons other than Retirement, Disability or death, the following provisions shall be applicable:

                  (i) Such Participant shall have a 100% vested interest in his Elective Deferral Contribution, Rollover, Transfer, Qualified Matching Contribution and Qualified Nonelective Contribution Accounts.

                  (ii) Such Participant's vested interest in his Matching Contribution Account shall, subject to Subsection 6.05(a), be determined in accordance with the following schedule on the basis of such Participant's Years of Service.

                                Number of Years          Percentage of Account
                               Less than 2 years                    0%
                                    2 years                        25%
                                    3 years                        50%
                                    4 years                        75%
                                5 or more years                   100%

         (b) The portion of a Participant's Account which is not vested shall be forfeited on the earlier of the date on which the Participant receives a distribution of his vested benefits or the date on which such Participant incurs five consecutive Breaks-in-Service. If a Participant does not have a vested interest in his Account, he shall be deemed to have received an immediate distribution as of the date on which such Participant terminated employment.

                  That portion of the Participant's Account which is not vested shall be used to reduce the Company's contributions in accordance with Section 3.03.

6.05     Reemployment and Repayment of Benefits

         (a) If a Participant is reemployed by the Employer prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture in accordance with Subsection 6.04(b) will be restored to the Participant's Account if the Participant repays the amount distributed, if any, from Elective Deferral Contribution, Matching Contribution, Regular Contribution, Qualified Matching Contribution and Qualified Nonelective Contribution Accounts. Such amounts must be repaid to the Trust Fund in a lump sum within five years from the date such Participant resumes his employment with the Employer. If a Participant who is deemed to receive a distribution pursuant to Subsection 6.04(b) is reemployed by the Employer prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture in accordance with such Subsection will be restored to the Participant's Account. The funds required for the restoration of such Account will be paid by the Company.

                  Such repaid amounts shall be credited to the Participant's Accounts as determined by the Committee, taking into account the applicable vesting schedules, amounts subject to special tax treatment and withdrawal rules. Additional Accounts will be established, if required, to accommodate these objectives. Amounts repaid and restored in accordance with this Subsection will not be treated as annual additions for purposes of Section 4.03.

         (b) Notwithstanding the above, no restoration shall be made to a Participant's Account and no repayment will be permitted with respect to funds accumulated prior to reemployment in the case of

                  (i)      any Participant who was fully vested or

                  (ii) any Participant who is reemployed after incurring five consecutive Breaks-in-Service.

                                   ARTICLE 7

                            DISTRIBUTION OF BENEFITS

7.01     Claim Procedure For Benefits

         The Committee shall develop and institute a claims procedure under which Participant and Beneficiaries shall be notified of steps to be taken in connection with obtaining benefits under the Plan. Said claims procedure shall be adequately described in writing, shall provide for a full and fair review of denied benefits and shall contain such other provisions as determined in the discretion of the Committee.

7.02     Commencement of Benefits

         The following provisions shall be applicable for determining when distribution of benefits shall be made. Subject to Appendix B, these provisions are intended to conform to the requirements of Section 401(a)(9) of the Code, including the minimum distribution incidental benefit proposed Treasury Regulation 1.401(a)(9)-2, and shall be construed accordingly.

         (a) Unless otherwise provided in Subsection (c) and Appendix A, in the event of termination of employment, benefits which total $5,000 or less will commence as soon as administratively feasible following such termination.

         (b) Unless otherwise provided in this Section, in the event of termination of employment, benefits which total more than $5,000 will commence as soon as administratively feasible following such termination, provided that, if the Participant has not attained his Normal Retirement Date, the Participant consents to such distribution within his Election Period.

                  Notwithstanding the above, no consent to a distribution prior to the date the Participant attained his Normal Retirement Date shall be valid until after written notification of the right to defer is received by the Participant. Except as provided in Section 7.10, the Committee shall provide such written notification of the right to defer any benefit payable no less than 30 days nor more than 90 days before the Annuity Starting Date.

                  If a Participant does not consent to the distribution at the time specified above and fails to elect deferral in accordance with Subsection (d), benefits will commence as of the 60th day following the last day of the Plan Year during which the Participant's Normal Retirement Date occurs.

         (c) The amount of any benefit payable will be determined as of the Valuation Date such transaction is processed.

                  If the amount of any payment under this Section would adversely affect the Trust Fund by forcing the premature liquidation of assets, such payment may be delayed until the timely and orderly liquidation of investments can be accomplished, but in no event later than the 60th day following the last day of the Plan Year during which occurs the latest of

                  (i) the date a Participant attains the earlier of his Normal Retirement Date or age 65;

                  (ii) the tenth anniversary of the year during which the Participant commenced participation in the Plan; or

                  (iii)    the date the Participant terminates his employment.

                  If the amount of any payment under this Section would adversely affect the Trust Fund by permitting former Participants to enter into direct competition with the Company, such payment will be delayed until the 60th day after the end of the Plan Year during which the Participant's Normal Retirement Date occurs.

                  If the amount of any payment under this Section cannot be ascertained by the applicable commencement date, payment shall be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

         (d) A Participant who terminates employment may elect that benefit payments commence at a date later than specified in Subsection (b) by submitting a signed, written statement describing the benefit and the date on which the payment of such benefit shall commence, provided such date is not later than the April 1 following the calendar year during which the Participant attains age 70-1/2 or such later date as may be promulgated by the Internal Revenue Service.

         (e) Effective for Plan Years beginning after December 31, 1996, distribution of benefits to a 5% owner, within the meaning of
                  Section 416(i)(1)(B)(i) of the Code, must commence not later than the April 1 following the calendar year in which the Participant attains age 70-1/2, or such later date as promulgated by the Internal Revenue Service, whether or not the Participant terminates employment in that year and whether or not the Participant applies for benefit payment. Once distributions have begun to a 5% owner under the Plan, they must continue to be distributed even if the Participant ceases to be a 5% owner in a subsequent year.

                  The foregoing shall not apply to a Participant who had made a valid election under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA) to commence his benefits at a later date.

         (f) If the designated Beneficiary is,

                  (i) the Participant's spouse, such spouse may elect that benefit payments commence at a date later than specified in Subsection (b) by submitting a signed written statement describing the benefit and the date on which the payment of such benefit shall commence, provided such date is not later than the latest of (A) December 31 of the calendar year in which the Participant dies, (B) December 31 of the calendar year during which the Participant would have attained age 70-1/2, or (C) such later date as may be promulgated by the Internal Revenue Service.

                           If such spouse dies prior to the commencement of benefits, and if the distribution of any death benefit payable to the spouse's Beneficiary is made in a form that may extend beyond the December 31 of the calendar year during which the fifth anniversary of such spouse's death occurs, such distribution must commence no later than the December 31 of the calendar year immediately following the date of such spouse's death or such later date as may be promulgated by the Internal Revenue Service.

                  (ii) other than the Participant's spouse, and the death benefit payable is made in a form that may extend beyond the December 31 of the calendar year during which the fifth anniversary of such Participant's death occurs, such distribution must commence no later than the December 31 of the calendar year immediately following the date of such Participant's death or such later date as may be promulgated by the Internal Revenue Service.

         (g) If a Participant is in receipt of benefits from the Company's insured long-term disability program, if applicable, payment of the Participant's Elective Deferral Contribution, Matching Contribution, Transfer, Qualified Matching Contribution and Qualified Nonelective Contribution Accounts shall be deferred to the first day of the month in which such Participant is no longer eligible to receive such benefits or, if earlier, the 60th day following the last day of the Plan Year during which the Participant's Normal Retirement Date occurs, provided the benefits payable under the long-term disability program would otherwise be reduced by the benefits payable under the Plan.

7.03     Method and Form of Payment of Benefits

         The following provisions shall be applicable for determining the method and form of payment of all benefits. Subject to Appendix B, these provisions are intended to conform to the requirements of
         Section 401(a)(9) of the Code, including the minimum distribution incidental benefit proposed Treasury Regulation 1.401(a)(9)-2, and shall be construed accordingly.

         (a) Subject to Section 7.02 and Appendix A, any benefit payable to a Participant who has terminated employment or Beneficiary which in total is $5,000 or less will be distributed in a lump sum.

         (b) Subject to Section 7.02, any benefit payable to a Participant who has terminated employment which is more than $5,000 will be distributed at the Participant's election as follows:

                  (i) All or any portion of such amount may be distributed in a lump sum, subject to the provisions below.

                  (ii) The balance, if any, may be used to purchase an immediate or deferred annuity in accordance with the provisions of Subsections (e), (f) and (g).

                  Unless otherwise provided in Subsection (g), in the absence of an election by the Participant, benefits will be distributed in a lump sum.

         (c) Subject to Section 7.02, if a Participant's benefits are required to commence in accordance with Subsection 7.02 (e), such Participant shall make an irrevocable election as to the optional form of payment in accordance with the provisions of this Section. Such benefit shall reflect the Participant's elections regarding Beneficiary and recalculation of life expectancies in accordance with regulations under Code
                  Section 401(a)(9).

                  If benefits are required to commence in accordance with Subsection 7.02(e), upon subsequent termination of employment, the optional form previously elected will remain in effect. In lieu of the options available under Subsection
                  (f), the Participant may elect to have the value of his Account each year payable in a lump sum or to have the minimum amount required to be distributed each year under Code Section 401(a)(9) payable directly from the Trust Fund with the remaining balance payable in a lump sum upon termination of employment. In the absence of an election by the Participant, the form of payment shall irrevocably be the minimum amount required to be distributed each year under Code Section 401(a)(9) payable directly from the Trust Fund with the remaining balance payable in a lump sum upon such Participant's termination of employment and life expectancies shall not be recalculated.

         (d) Subject to Section 7.02 and before the Participant's Annuity Starting Date, any benefit payable to a Participant's Beneficiary other than the Participant's Protected Spouse which is more than $5,000 may be distributed in a lump sum or used to purchase an immediate annuity in accordance with the provisions of Subsections (e) and (f), as elected by the Participant while in the employ of the Company. In the absence of such an election by the Participant, or if the Participant's Protected Spouse is the Beneficiary, such Beneficiary may make the election.

                  In the absence of an election by the Beneficiary, benefits will be payable in a lump sum.

         (e) Any benefit payable as an annuity will be distributed (i) by the purchase of a nontransferable single premium annuity contract, including an annuity purchased under a group annuity contract, on behalf of a Participant or Beneficiary from an insurance company, provided at least $5,000 is available for the purchase of the annuity, or (ii) directly from the Trust Fund.

                  Any annuity contract purchased and distributed to a Participant or Beneficiary shall comply with the requirement of this Plan.

                  If the payment of benefits to a Participant is deferred in accordance with Subsection 7.02(d) or (g), the Participant may elect to have a deferred annuity purchased on his behalf or his Account will be maintained in the Plan and the provisions of Article 5 shall apply.

         (f) The annuity options include payments made over a period certain in monthly, quarterly, semiannual or annual cash installments but, may not include any lifetime annuity form.

                  The election of the annuity option under the above provisions shall be at the discretion of the Participant or his Beneficiary provided that no method shall be permitted which would (i) result in the benefits being payable over a period extending beyond the life expectancy of such Participant or the life expectancy of such Participant and his Beneficiary; or (ii) distribute any remaining balance, in the event of a Participant's death after the commencement of his benefits, less rapidly than the method of distribution in effect prior to his death.

                  In no event may the Participant or Beneficiary change any annuity option subsequent to the Annuity Starting Date.

         (g) In the absence of an election of an annuity option by the Participant, a 15 Year Certain Annuity will be purchased.

         (h) Any lump sum will be payable in cash or, to the extent any portion of the Participant's Account contains shares of Company securities, the Participant may elect, in lieu of cash, to receive such portion of his Account in whole shares of Company securities with any fractional shares distributed in cash.

7.04     Disposition of Unclaimed Benefits

         In the event that any check or notice with respect to the payment of benefits under the Plan remains outstanding at the expiration of six months from the date of mailing of such check to the last known address of the payee, the Committee shall notify the Trustee to stop payment of all such outstanding checks and to suspend the issuance of any further checks, if any, to such payee. If, during the three-year period (or such other period as specified in the Trust Agreement) from the date of mailing of the first such check or of notice that a benefit is due under the Plan, the Committee cannot establish contact with the payee by taking such action as it deems appropriate and the payee does not make contact with the Committee, the remaining benefits shall be forfeited and used to reduce the Company's contributions in accordance with Section 3.03.
         In the event the payee is located subsequent to the date the benefits were forfeited, the dollar amount of such benefits shall be restored from Company contributions.

7.05     Non-Assignability

         (a) No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such action shall be void for all purposes of the Plan. No benefit shall in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachments or other legal process for or against any person.

         (b)      The provisions of Subsection (a) do not apply to any

                  (i) amount that must be withheld because of the tax withholding provisions of the Code or a state's income tax act or amounts payable pursuant to a Qualified Domestic Relations Order or in such other instances and to such extent as may be required by law or except as provided in Article 13.

                  (ii) offset of a Participant's benefits against an amount that the Participant is ordered or required to pay under a judgment or conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of Part 4 of such Subtitle by a fiduciary or any other person, on or after August 5, 1997.

                           Notwithstanding the above, the judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant' s Plan benefits.

7.06     Substitute Payee

         If a Participant or Beneficiary entitled to receive any benefits hereunder is in his minority or is, in the judgment of the Committee, legally, physically, or mentally incapable of personally receiving and receipting any distribution, the Committee may instruct the Trustee to make distributions to his legally appointed guardian.

7.07     Satisfaction of Liability

         After all benefits have been distributed in full to a Participant or to his Beneficiary, all liability to such Participant or to his Beneficiary shall cease.

7.08     Direct Rollover to Eligible Retirement Plans

         Subject to Appendix A:

         (a) Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

         (b)      Definitions

                  (i)      Eligible Rollover Distribution

                           An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years of more; (B) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; (C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); and (D) effective for distributions after December 31, 1999, any hardship distribution described in
                           Section 401(k)(2)(B)(i)(IV).

                  (ii)     Eligible Retirement Plan

                           An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (iii)    Distributee

                           A Distributee includes an Employee or former
                           Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the spouse or former spouse.

                  (iv)     Direct Rollover

                           A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

7.09     Waiver of 30 Day Notice Requirement

         Notwithstanding any provisions of the Plan to the contrary, if a distribution is one to which Sections 401(a)(11) and 417 of the Code does not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Treasury Regulations is given, provided that:

         (a) the Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Participant, after receiving the notice, affirmatively elects a distribution.

7.10     401(k) Distribution Limitations

         A Participant's Elective Deferral Qualified Matching and Qualified Nonelective Contribution Accounts may be distributable as permitted in
         Article 7 and Article 12. In addition, subject to Appendix A, such accounts may be distributed under the following circumstances:

         (i) Termination of the Plan in accordance with Article 9 without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Section 4975(e)(7) of the Code), a simplified employee pension plan (as defined in Section 408(k) of the Code), or a SIMPLE IRA Plan (as defined in Section 408(p) of the Code) by the Employer within the period ending twelve months after distribution of all assets from the Plan maintained by the Employer.

         (ii) The disposition by the Employer to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets and provided further that no portion of the Plan is merged (within the meaning of Section 414(l) of the Code) with the Plan of the corporation acquiring the assets.

         (iii) The disposition by the Employer to an unrelated corporation of such Employer's interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the subsidiary provided that no portion of the Plan is merged (within the meaning of Section 414(l) of the Code) with the Plan of the corporation acquiring the subsidiary.

         All distributions under this subsection must be made in a lump sum.

                                   ARTICLE 8

                           ADMINISTRATION OF THE PLAN

8.01     Assignment of Administrative Authority

         The Board of Directors shall appoint a Committee to administer the Plan which shall be the "named fiduciary". The Committee may consist of directors, officers, Employees, or any other individuals, who, upon acceptance of such appointment, shall serve at the pleasure of the Board of Directors. Any member may resign by delivering his written resignation to the Board of Directors and to the Committee. Vacancies in the Committee arising from resignation, death or removal shall be filled by the Board of Directors. The Board of Directors shall also appoint the Trustee and may appoint an investment manager.

8.02     Organization and Operation of the Committee

         (a) The Committee shall act, in carrying out its duties and responsibilities, in the interest of the Participants and Beneficiaries with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man, acting in a like capacity and familiar with such matters, would use in the conduct of an enterprise of like character and aims.

         (b) The Committee shall act by a majority of its members unless unanimous consent is required by the Plan or by unanimous approval of its members if there are two or less members in office at the time. In the event of a Committee deadlock, the Committee shall determine the method for resolving such deadlock. If there are two or more Committee members, no member shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect thereof.

         (c) The Committee may authorize any one or more of its members to execute documents on behalf of the Committee and shall notify the Trustee in writing of such action and the name or names of the member or members so designated.

         (d) The Committee may, by unanimous consent, delegate specific authority and responsibilities to one or more of its members. The member or members so designated shall be solely liable, jointly and severally, for their acts or omissions with respect to such delegated authority and responsibilities. Members not so designated, except as provided under Subsection 8.06(b), shall be relieved from liability for any act or omission resulting from such delegation.

         (e) The Committee shall endeavor not to engage in any prohibited transactions, as specified in the Employee Retirement Income Security Act of 1974, or any successor act. However, any member of the Committee who is a Participant or Beneficiary shall not be precluded from receiving benefits payable under the Plan.

8.03     Authority and Responsibility

         The Committee and its delegates shall have full discretionary authority and responsibility for administration of the Plan. Such authority and responsibility shall include, but shall not be limited to, the following areas.

         (a) Appointment of qualified accountants, consultants, administrators, counsel or other persons it deems necessary or advisable, who shall serve the Committee as advisors only and shall not exercise any discretionary authority, responsibility or control with respect to the management or administration of the Plan.

                  Any action of the Committee on the basis of advice, opinion, reports, etc. furnished by such qualified accountants, consultants, administrators and counsel shall be the sole responsibility of the Committee.

                  Members of the Committee shall not be precluded from serving the Committee in any other capacity, provided any compensation paid for such services is reasonable.

         (b) Determination of eligibility to participate and all benefits, and resolution of all questions arising from the administration, interpretation and application of the Plan, including the determination of the validity of any Qualified Domestic Relations Order in accordance with Section 8.09.

         (c) Notification to the Trustee of all benefits payable under the Plan and the manner in which such benefits are to be paid.

         (d) Adoption of forms and regulations for the administration of the Plan.

         (e) Remedy of any inequity resulting from incorrect information received or communicated, or of administrative error.

         (f) Assurance that its members, the Trustee and other persons who handle funds or other property of the Trust Fund are bonded as required by law.

         (g) Settlement or compromise of any claims or debts arising from the operation of the Plan and the commencement of any legal actions or administrative proceeding.

         (h) Direction to the Trustee as to specific investments which, under the terms of the Trust Agreement, may be made only upon written direction of the Committee or which are made in accordance with specific provisions of the Plan, such as annuity or group investment contracts, loans to Participants, or earmarked investments selected by Participants.

         (i)      Action as agent for the service of legal process.

         (j) Communication regarding the liquidity needs of the Plan so that investment discretion can be exercised to effect specific objectives.

8.04     Records and Reports

         (a) The Committee shall keep a record of its proceedings and acts and shall keep books of account, records and other data necessary for the proper administration of the Plan.

         (b) The Committee shall make its records available for examination by the Employer, or any Participant or Beneficiary during business hours at the principal place of business of the Company. However, a Participant or Beneficiary may examine only records pertaining exclusively to himself and such other records specified by law.

         (c) The Committee shall make available to any Participant or Beneficiary any material required by law without cost. The Committee may, upon written request by any Participant or Beneficiary, provide copies of such material as it deems appropriate and shall furnish copies of such material required by law. The Participant or Beneficiary may be required to pay the reasonable cost as determined by the Committee of preparing and furnishing such material or the cost as prescribed by law.

8.05     Required Information

         The Company and Participants or Beneficiaries entitled to benefits shall furnish forms, including but not limited to annuity applications, and any information or evidence, as requested by the Committee for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

8.06     Fiduciary Liability

         (a) A member of the Committee who breaches the responsibilities, obligations, or duties imposed by law shall be liable to the Plan for any losses resulting from such breach.

         (b) A member of the Committee shall be liable for a breach of fiduciary responsibility by another Committee member or Trustee, with respect to the Plan or Trust Fund, under the following circumstances.

                  (i) The member knowingly participates in or undertakes to conceal an act or omission of another member of the Committee or Trustee, with knowledge that the act or omission is such a breach.

                  (ii) If the member's failure to comply with Subsection 8.02(a) has enabled another member or Trustee to commit such a breach.

                  (iii) The member has knowledge of such a breach by another member or Trustee and does not make reasonable efforts under the circumstances to remedy the breach.

8.07     Payment of Expenses

         Those members of the Committee who are full-time paid employees of the Company shall serve without compensation. The expenses of the Committee, including reasonable compensation as may be agreed upon in writing between the Company and the Committee for members of the Committee who are not full-time employees of the Company, shall be deemed administrative expenses payable in accordance with Article 3.

8.08     Indemnification

         The Company shall indemnify members of the Committee against personal financial loss resulting from liability incurred in the administration of the Plan, unless such liability and loss were caused by such individual's gross negligence or willful misconduct.

8.09     Qualified Domestic Relations Orders

         (a) A Qualified Domestic Relations Order (hereinafter referred to as "QDRO") is a Domestic Relations Order which creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan, and which the Committee has determined meets the requirements of Subsections (b) and (c).

         (b) A Domestic Relations Order meets the requirements of a QDRO only if the order clearly specifies

                  (i) the name and the last known mailing address (if any) of the Participant and the name and mailing address of each Alternate Payee covered by the order;

                  (ii) the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined;

                  (iii) the number of payments or period to which such order applies; and

                  (iv)     that the order applies to this Plan.

         (c) A Domestic Relations Order meets the requirements of a QDRO only if the order

                  (i) does not require the Plan to provide any type or form of benefits, or any option, not otherwise provided under the Plan;

                  (ii) does not require the Plan to provide increased benefits (determined on the basis of actuarial value); and

                  (iii) does not require the payment of benefits to an Alternate Payee which are required to be paid to another Alternate Payee under another Domestic Relations Order previously determined to be a QDRO.

         (d) In the case of any payment before a Participant has separated from service, a QDRO shall not be treated as failing to meet the requirements of Subsection (c)(i) above solely because the order requires the payment of benefits to an Alternate Payee

                  (i) on or after the date on which the Participant attains (or would have attained) the Earliest Retirement Age;

                  (ii) as if the Participant had retired on the date such payment is to begin under such order; and

                  (iii) in any form in which such benefits may be paid under the Plan to the Participant (other than in the form of a joint and survivor annuity with respect to the Alternate Payee and his or her subsequent spouse).

         (e) For purposes of Subsection (d), Earliest Retirement Age means the earlier of

                  (i) the date on which the Participant is entitled to a distribution under the Plan; or

                  (ii) the later of (A) the date the Participant attains age 50 or (B) the earliest date on which the Participant could begin receiving benefits under the Plan if such Participant separated from service.

                           Notwithstanding any provisions of the Plan to the contrary, for purposes of Paragraph (i) above, a distribution to an Alternate Payee may be made prior to the date on which the Participant is entitled to a distribution under Section 7.02 or Article 12 if requested by the Alternate Payee to the extent such distribution is permitted under the QDRO. Nothing in this provision shall permit the Participant to receive a distribution at a date otherwise not permitted under Section 7.02 or Article 12 nor shall it permit the Alternate Payee to receive a form of payment not permitted in Section 7.03.

                                   ARTICLE 9

                           AMENDMENT AND TERMINATION


9.01     Amendment

         (a) The Plan may be amended or otherwise modified by the Board of Directors, or the Committee to the extent authorized in accordance with Subsection (c). Copies of any such amendment or modification shall be sent to the governing body of each Company. It shall be deemed each Company consented to such amendment or modification unless its governing body delivers written notice to the contrary to the Board of Directors, the Committee and the Trustee within 30 days of its receipt of such amendment or modification.

         (b)      No amendment or modification shall

                  (i) permit any part of the Trust Fund, other than such part as is required to pay taxes, administrative expenses and expenses incurred in effectuating such changes, to be used for or diverted to purposes other than the exclusive benefit of the Participants or Beneficiaries and/or persons entitled to benefits under the Plan or permit any portion of the Trust Fund to revert to or become the property of the Company;

                  (ii) have the effect of reducing the Account of any Participant as of the date of such amendment or deprive any Participant or Beneficiary of a benefit accrued and payable; or

                  (iii) eliminate any option which constitutes a valuable right available to a Participant with respect to benefits previously accrued to the extent the Participant satisfied, either before or after the amendment, the conditions for the form of payment except as otherwise permitted by applicable law and regulations.

         (c) The Committee may amend or modify the Plan in order to bring the Plan into compliance with applicable law or regulations, provided said amendment or modification does not have a material effect on the estimated cost of maintaining the Plan and does not create a new class of benefits or entitlements.

9.02     Termination

         While the Plan and Trust Fund are intended to be permanent, they may be terminated at the discretion of the Board of Directors. Written notification of such action shall be given to each Company, the Trustee and the Committee. Thereafter, no further contributions shall be made to the Trust Fund.

9.03     Vesting Upon Termination

         Upon the complete discontinuance of Company contributions or the termination or partial termination of the Plan and Trust Fund, the Account of each affected Participant shall become fully vested and shall not be reduced except

         (a)      for adjustments resulting from a valuation in accordance with
                  Article 5, which valuation shall also reflect the expenses incurred for administration of the Plan and/or Trust Fund after such discontinuance or termination date, and all expenses incurred in effectuating the complete discontinuance of Company contributions or termination or partial termination of the Plan and Trust Fund, such as the fees and retainers of the Plan's Trustee, accountant, custodian, administrator, consultant, counsel and other specialists if such expenses are not paid by the Company;

         (b) for distributions of benefits by the Trustee to the Participant in accordance with the Plan and at the written direction of the Committee; and

         (c)      as provided in Section 14.01.

9.04     Distribution of Benefits After Termination

         As soon as administratively feasible following the termination of the Plan and Trust Fund, the Trustee, as authorized and directed by the Committee, shall, provided there is no successor defined contribution plan within the meaning of Section 401(k)(10)(A)(i) of the Code, distribute each Account, after adjustment in accordance with Subsection 9.03(a), in a manner consistent with the provisions of
         Article 7.

                                   ARTICLE 10

                            PARTICIPATING COMPANIES

10.01    Adoption by Other Entities

         Any corporation or other business entity may, by resolution of its own governing body, and with the approval of the Board of Directors, adopt the Plan and thereby become a Company. Notwithstanding the adoption of the Plan by other entities, the Plan will be administered as a single plan and all Plan assets will be available to pay benefits to all Participants under the Plan.

10.02    Alternative Provisions

         No Company may adopt alternative provisions as to itself or its Employees.

         Upon request of the governing body of a Company, the Board of Directors may amend the Plan with respect to the Employees of such Company provided that any change will only apply if any inequity resulting from such changed Plan provisions is not found to be discriminatory on behalf of Highly Compensated Employees.

10.03    Right to Withdraw (Plan Spinoff)

         Each Company having adopted the Plan shall have the right as of the last day of any month to withdraw from the Plan and/or Trust Agreement by delivering to the Board of Directors, the Committee and the Trustee written notification from its own governing body of such action and setting forth the date as of which the withdrawal shall be effective. The date specified in such written notice shall be deemed a Valuation Date.

10.04    Procedure Upon Withdrawal

         (a) If a Company withdraws from the Plan and Trust Agreement as the result of its adoption of a different plan, the Trustee shall segregate the portion of the Trust Fund attributable to the Accounts of Participants employed solely by such Company. As soon as administratively feasible, the Trustee shall transfer the segregated assets to the insurance carrier or fiduciary designated by the Company as the agency through which the benefits of such successor plan are to be disbursed.

         (b) If a Company withdraws from the Plan and Trust Agreement as the result of its adoption of a resolution to terminate its participation in the Plan and to distribute assets to its Employees who are Participants, the Trustee shall segregate the portion of the Trust Fund attributable to the Accounts of the Participants who are employed solely by such Company, and the termination provisions of Section 9.03 and 9.04 shall apply with respect to such segregated assets.

                                   ARTICLE 11

                              TOP-HEAVY PROVISIONS

                  This Article shall be subject to Appendix A.

11.01    Definition of Top-Heavy and Super Top-Heavy

         (a) The Plan will be Top-Heavy for a Plan Year if, as of the final Valuation Date of the preceding Plan Year (or the final Valuation Date of the current Plan Year, if such year is the first Plan Year), hereinafter referred to as the Determination Date,

                  (i) the aggregate value of the Accounts of all Participants who are Key Employees (as defined in Section 11.02) exceeds 60% of the aggregate value of such Accounts of all Participants and the Plan cannot be aggregated with any other plans which would result in the formation of a non-Top-Heavy aggregation group of plans; or

                  (ii) the Plan is required to be part of an aggregation group of plans and the aggregation group is Top-Heavy. The group will be deemed Top-Heavy if the aggregate value of all defined contribution plan accounts and the value of all defined benefit plan accrued benefits attributable to Key Employees exceeds 60% of such values attributable to all participants of the aggregated plans. Such benefit values and accounts shall be aggregated using the Determination Dates of the individual plans which fall within the same calendar year.

                  For purposes of this Section, aggregation group means all plans, including terminated plans, maintained by the Employer if maintained within the last five years ending on the Determination Date, in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Section 401(a)(4) or
                  Section 410 of the Code, as well as all other plans maintained by the Employer, provided that inclusion of such other plans in the aggregation group would not prevent the group of plans from continuing to meet the requirements of such sections of the Code.

         (b) The Plan will be Super Top-Heavy for a Plan Year if the aggregate value of all defined contribution plan accounts and the value of all defined benefit plan accrued benefits attributable to all Participants who are Key Employees exceeds 90% of such values attributable to all Participants in lieu of 60% as stated in Subsection (a).

         (c) For purposes of determining the aggregate value of the benefit values and accounts under this Section, distributions, other than rollovers or direct transfers to another qualified plan maintained by the Employer or rollovers or direct transfers not initiated by the Participant, made during the five-year period ending on the Determination Date of the plan from which such distributions were made, shall be included to the extent such distributions are not otherwise reflected in the value of any accrued benefit under a defined benefit plan as determined with respect to such plan's Determination Date. Such aggregate value shall not include any (i) assets rolled over or transferred at the initiation of the Participant directly from a qualified plan maintained by a business entity other than an Employer to the Plan, (ii) amounts attributable to former Key Employees, (iii) amounts attributable to Participants not employed during such five-year period, or (iv) amounts attributable to deductible employee contributions under former Section 219(e)(2) of the Code.

                  A Participant's accounts under any defined contribution plan as of any Determination Date, other than the Determination Date which falls within the first Plan Year, shall not include any Employer contributions due and not yet paid as of the Determination Date, if the plan under which the account is maintained is not subject to Section 412 of the Code.

                  Accrued benefit values under defined benefit plans aggregated with this Plan shall be determined, subject to the rules set forth in Section 416(g)(4)(F)(ii) of the Code, as of the dates of the most recent valuations preceding or coincident with such defined benefit plans' Determination Dates, in accordance with the interest and mortality rate assumptions specified in such defined benefit plans for this purpose or, if not specified, shall be determined using an interest rate of 5% and mortality rates in accordance with Group Annuity Mortality Table for 1951 (Projection "C" to 1970, set back five years for females). Such accrued benefit values shall be determined under the method of accrual used for all plans of the Employer or, if such method is not identical, as if such benefit accrued under the fractional rule as described in
                  Section 411(b)(1)(C) of the Code.

11.02    Definition of Key Employee

         An Employee or a former Employee will be considered to be a Key Employee for a Plan Year if, at any time during the Plan Year or the preceding four Plan Years, he is an officer of the Employer whose Compensation is more than 50% of the maximum dollar limitation under
         Section 415(b)(1)(A) of the Code; one of the 10 employees owning the largest interests (more than 1/2%) in the Employer whose Compensation is more than the maximum dollar limitation under Section 415(c)(1)(A) of the Code; a 5% owner; or a 1% owner whose Compensation exceeds $150,000. This definition of Key Employee shall be governed by Section 416 of the Code and Regulations thereunder. For purposes of this definition, but only to the extent required by law, a Key Employee's Beneficiary shall be treated as a Key Employee, and ownership percentages shall be determined without regard to aggregation of entities under common control within the meaning of Sections 414(b),
         (c) and (m) of the Code. In no event shall more than 50 employees (or, if less, the greater of three employees or 10 percent of the employees) be deemed officers for purposes of this definition.

11.03    Minimum Employer Contribution

         (a) Unless otherwise provided in this Section, for any Plan Year in which the Plan is determined to be Top-Heavy, the Company contribution [and forfeitures, if any, ]allocated to any non Key Employee Participant in the employ of the Company on the last business day of that Plan Year, shall not be less than an amount which, in combination with all other such amounts allocated to him under all other defined contribution plans maintained by the Employer, is equal to the lesser of

                  (i)      3% of the Participant's Compensation or

                  (ii) the highest percentage of Compensation at which Employer contributions and forfeitures are allocated for the Plan Year under the Plan and under any other defined contribution plan required to be aggregated with the Plan on behalf of any Key Employee, times the Participant's Compensation.

         (b) Any contributions made solely to comply with the provisions of this Section shall be credited at the end of the Plan Year to the Participant's Minimum Employer Contributions Account, which shall be established by the Committee for this purpose.

         (c) If any Participant is also covered by a defined benefit plan or plans maintained by the Employer, then for each year the Plan is determined to be Top-Heavy, 5% will be substituted in lieu of the 3% minimum allocation under Paragraph (a)(i) for such Participant and Paragraph (a) (ii) shall not be applicable, unless the Participant receives the Top-Heavy defined benefit minimum under the defined benefit plan or plans in accordance with Section 416(c)(1) of the Code, notwithstanding any offset attributable to defined contribution account balances, in which event no minimum contribution will be required under the Plan.

         (d) For purposes of this Section, only benefits derived from Employer contributions under the Plan, or any other defined contribution plan or plans are to be taken into account to determine whether the minimum Employer contribution or benefit has been satisfied, excluding matching contributions and any contributions attributable to a salary reduction or similar arrangement, but including contributions as defined in Treasury Regulation 1.401(k)-1(g)(13). Such salary reduction contributions will be taken into account to determine the Employer contribution made on behalf of any Key Employee under Subsection 11.03(a)(ii), but not to determine whether the minimum Employer contribution or benefit has been satisfied.

         (e) For purposes of this Section only, Participant shall also include any Eligible Employee who would otherwise be eligible for the Plan but who declined to make contributions required under the Plan in accordance with Subsection 3.01(a) at any time.

         (f) An employee of a business entity which has not adopted the Plan shall not be considered a Participant for purposes of this Section unless also employed by the Company.

         (g) An Eligible Employee who becomes a Participant by virtue of the acceptance of a rollover contribution in accordance with
                  Section 3.07 or a transfer of assets in accordance with
                  Section 3.08 but who is not otherwise eligible in accordance with Section 2.01, shall not be entitled to share in any Company contribution allocated in accordance with this Article.

11.04    Limitation of Allocations

         For any Plan Year in which the Plan is determined to be Top-Heavy or Super Top-Heavy, the reference to "1.25" in Item (1) of Paragraph (B) of Subsection 4.03(c) will be changed to read "1.0".

                                   ARTICLE 12

                              WITHDRAWAL OF FUNDS

12.01    Withdrawals from Elective Deferral Contribution Account

         Subject to the general withdrawal rules below, a Participant may withdraw up to 100% of his Elective Deferral Contribution Account (a) after attaining age 59-1/2 or (b) before attaining age 59-1/2 provided such withdrawal meets the Financial Hardship Rules below.

12.02    Withdrawals from Matching Contribution Account

         Subject to the general withdrawal rules below, a Participant may withdraw up to 100% of the vested portion of his Matching Contribution Account (a) after attaining age 59-1/2 or (b) before attaining age 59-1/2 provided such withdrawal meets the Financial Hardship Rules below.

12.03    Withdrawals from Rollover Account

         Subject to the general withdrawal rules below, a Participant may elect to withdraw up to 100% of his Rollover Account.

12.04    Withdrawals from Transfer Account

         Subject to the general withdrawal rules below, a Participant may elect to withdraw up to 100% of his Transfer Account.

12.05 Withdrawals from Qualified Matching Contribution and Qualified Nonelective Contribution Accounts

         Subject to the general withdrawal rules below, a Participant who has attained age 59-1/2 may withdraw up to 100% of his Qualified Matching Contribution and Qualified Nonelective Contribution Accounts.

12.06    Financial Hardship Rules

         (a) For purposes of this Article, a Financial Hardship withdrawal may be made only if it is on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need.

         (b) The following needs shall be recognized as immediate and heavy financial needs:

                  (i) medical expenses, as described in Section 213(d) of the Code, previously incurred by the Participant, the Participant's spouse or the Participant's dependents, or funds necessary for these persons to obtain medical care described in Section 213(d) of the Code,

                  (ii) purchase of a principal residence for the Participant,

                  (iii) tuition payments, related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or other dependents,

                  (iv) the need to prevent eviction from or foreclosure on the mortgage of the Participant's principal residence, and

                  (v) any other financial need as may be promulgated by the Internal Revenue Service.

         (c)      The following requirements will be applicable:

                  (i) The Participant must have obtained all other distributions and loans available under all plans maintained by the Employer.

                  (ii) Subject to Appendix A, Elective Deferral Contributions and any other Employee contributions under all plans maintained by the Employer will be suspended for 12 months following the receipt of the Financial Hardship withdrawal. The Participant's Elective Deferral Contributions under Section 3.01 will automatically be resumed following the required period of suspension, unless the Participant elects otherwise.

                  (iii) The limitation of Section 4.01 which is imposed on a Participant's Elective Deferral Contributions for the calendar year immediately following the calendar year of the Financial Hardship withdrawal will be reduced by the amount of such contributions and/or deferrals for the calendar year of such withdrawal.

         (e) The amount of such Financial Hardship withdrawal may not exceed the amount required to meet the specified need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal. In addition, effective for Plan Years beginning after December 31, 1988, the amount of such withdrawal from a Participant's Elective Deferral Contribution Account shall be limited to the sum of the Participant's Elective Deferral Contributions made, plus the income credited to such Account as of the last Valuation Date in 1988.

         (f) A Financial Hardship withdrawal from a Participant's Elective Deferral Contribution Account will be available only after the total amount available from all other Accounts has been withdrawn.

12.07    General Withdrawal Rules

         Any withdrawal shall be subject to the following requirements:

         (a) A request for a withdrawal must be submitted to the Committee prior to the withdrawal date. Withdrawals will be taken from the investment funds proportionately.

         (b) A withdrawal may be requested at any time. Such withdrawals will be processed as soon as administratively feasible following notification by the Committee that the withdrawal is approved.

         (c)      Withdrawals will only be distributed in cash.

         (d) There may be an application fee for each withdrawal as set by the Committee from time to time.

                                   ARTICLE 13

                                     LOANS


13.01    Activation of Loan Provisions

         The Committee, solely in its discretion and in accordance with the provisions of this Article, may permit Participants to borrow from the Trust Fund.

13.02    Amount of Loans and Terms of Repayment

         At such time as loans are permitted, the Committee shall promulgate any additional specific rules and regulations governing all aspects of this Article as it deems necessary. Subject to Appendix A, the following general rules shall serve as the basis for any specific rules and regulations:

         (a) Upon application on forms provided by the Committee, the Committee may grant a loan to a Participant, except terminated Participants, other than a "party in interest" as defined in ERISA Section 3(14), and shareholder employees or owner employees as referred to in Section 4975(d) of the Code.

         (b)      In no event shall a loan exceed the lesser of

                  (i) $50,000, reduced by the highest outstanding loan balance during the one-year period ending on the day before the date on which any new loan is to be granted minus the outstanding loan balance on the date such new loan is granted, or

                  (ii) 50% of the amount to which the Participant is vested under this Plan on the date the loan is granted.

                  Such maximum loan amount shall be adjusted for any defaulted loans, plus interest thereon.

                                   ARTICLE 14

                               GENERAL PROVISIONS


14.01    Exclusiveness of Benefits

         The Plan has been created for the exclusive benefit of the Participants and their Beneficiaries. No part of the Trust Fund shall ever revert to the Company nor shall such Trust Fund ever be used other than for the exclusive benefit of the Participants and their Beneficiaries, except as provided in Sections 3.10 and 9.03 and Subsection 4.03(d) provided, however, that contributions made by the Company by mistake of fact or which are not deductible under Section 404 of the Code, may be returned to the Company within one year of the mistaken payment of the contribution or the date of disallowance of the deduction, as the case may be. All contributions made by the Company shall be conditional upon their deductibility under Section 404 of the Code. No person shall have any interest in or right to any part of the Trust Fund, or any equitable right under the Trust Agreement, except to the extent expressly provided in the Plan or Trust Agreement.

14.02    Limitation of Rights

         Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the purchase of any policy, nor the payment of any benefits shall be construed as giving any Participant, Beneficiary, or any other person whomsoever, any legal or equitable right against the Company, the Committee, or the Trustee, unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan; or as giving any Participant or any other employee of the Company the right to be retained in the service of the Company and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

14.03    Limitation of Liability and Legal Actions

         In any action or proceeding involving the Trust Fund, or any part thereof, or the administration thereof, the Company, the Committee, and the Trustee shall be the only necessary parties. Any final judgment entered in any such action or proceeding, which is not appealed or appealable, shall be binding and conclusive on the parties thereto, and all persons having or claiming to have an interest in the Trust Fund or under the Plan.

14.04    Construction of Agreement

         The Plan shall be construed according to the laws of the State in which the Company named under Article l has its principal place of business, and all provisions hereof shall be administered according to, and its validity shall be determined under, the laws of such State except where pre-empted by federal law.

14.05    Title to Assets

         No Participant, Beneficiary or any other person shall have any legal or equitable right or interest in the funds set aside by the Company, or otherwise received or held under the Plan, or in any assets of the Trust Fund, except as expressly provided in the Plan, and no Participant, Beneficiary or any other person shall be deemed to possess a right to any assets except as herein provided.

14.06    Severability

         Should any provision of the Plan or any regulations adopted thereunder be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions or regulations unless such invalidity shall render impossible or impractical the functioning of the Plan and, in such case, the appropriate parties shall immediately adopt a new provision or regulation to take the place of the one held illegal or invalid.

14.07    Titles and Headings

         The titles and headings of the Sections in this instrument are for convenience of reference only and, in the event of any conflict, the text rather than such titles or headings shall control.

14.08    Counterparts as Original

         The Plan has been prepared in counterparts, each of which so prepared shall be construed an original.

14.09    Merger of Plans

         Upon the merger or consolidation of any other plan with this Plan or the transfer of assets or liabilities from this Plan to any other plan, all Participants of this Plan shall be entitled to a benefit immediately after the merger, consolidation or transfer (if the merged, consolidated or transferee plan had then been terminated) at least equal to the benefit they would have been entitled to immediately prior to such merger, consolidation or transfer (if the Plan had then terminated).

14.10    Qualified Military Service

         Effective as of December 12, 1994 and notwithstanding any provisions of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

14.11    Distributions Under Code Section 401(a)(9)

         Notwithstanding any provisions of the Plan to the contrary, with respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

IN WITNESS WHEREOF, the following duly authorized representative of the Company hereto has caused this Plan to be duly executed this day of , 2004.

                                              COMMONWEALTH TELEPHONE
                                                ENTERPRISES, INC.


ATTEST:                                       By:
                                                 -------------------------------
-------------------------------------

                              COMMONWEALTH BUILDER

                                  401(K) PLAN

                               (AS AMENDED 2004)

                                   APPENDIX A

This Appendix A shall supersede the provisions of the plan to the extent those provisions are inconsistent with the provisions of this Appendix.

SECTION I - PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

Effective for plan loans made after December 31, 2001, plan provisions prohibiting loans to any owner-employee or shareholder-employee shall cease to apply.

SECTION II - LIMITATIONS ON CONTRIBUTIONS

1.       Effective date

         This section shall be effective for limitation years beginning after December 31, 2001.

2.       Maximum annual addition

         Except to the extent permitted under Section X of this Appendix and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a participant's account under the plan for any limitation year shall not exceed the lesser of:

         (a) $40,000, as adjusted for increases in the cost-of-living under section 415(d) of the Code, or

         (b) 100 percent of the participant's compensation, within the meaning of section 415(c)(3) of the Code, for the limitation year.

         The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

SECTION III - INCREASE IN COMPENSATION LIMIT

The annual compensation of each participant taken into account in determining allocations for any plan year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual compensation means compensation during the plan year or such other consecutive 12-month period over which compensation is otherwise determined under the plan (the determination period).

The cost-of-living adjustment in effect for a calendar year applies to annual compensation for the determination period that begins with or within such calendar year.


SECTION IV - MODIFICATION OF TOP-HEAVY RULES

1.       Effective date

         This section shall apply for purposes of determining whether the plan is a top-heavy plan under section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years. This section supercedes Article 12 of the plan.

2. Determination of top-heavy status

         2.1      Key employee

                  Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for plan years beginning after December 31, 2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

         2.2      Determination of present values and amounts

                  This section 2.2 shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                  2.2.1 Distributions during year ending on the determination date

                           The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period".

                  2.2.2 Employees not performing services during year ending on the determination date

                           The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

3.   Minimum benefits

         3.1      Matching contributions

                  Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

         3.2      Contributions under other plans

                  The employer may provide in the adoption agreement that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of section 401(k)(12) of the Code and matching contributions with respect to which the requirements of section 401(m)(11) of the Code are met).

         3.3      Minimum Benefits for Employees Also Covered Under Another Plan

                  The employer shall provide the top-heavy minimum in the CTE Employees' Retirement Plan, No. 001. The Non-key employees shall receive the top-heavy minimum benefit.


SECTION V - DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

1.       Effective date

         This section shall apply to distributions made after December 31, 2001.

2.       Modification of definition of eligible retirement plan

         For purposes of the direct rollover provisions in Section 7.08 of the plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

3. Modification of definition of eligible rollover distribution to exclude hardship distributions

         For purposes of the direct rollover provisions in Section 7.08 of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

4. Modification of definition of eligible rollover distribution to include after-tax employee contributions

         For purposes of the direct rollover provisions in section 7.08 of the plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.


SECTION VI - ROLLOVERS FROM OTHER PLANS

If provided below the plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from the types of plans specified below:

1.   Direct Rollovers:

         The plan will accept a direct rollover of an eligible rollover distribution from qualified plan described in section 401(a) or 403(a) of the Code, excluding after-tax employee contributions.

2.   Participant Rollover Contributions from Other Plans:

         The plan will accept a participant contribution of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code.

3.   Participant Rollover Contributions from IRAs:

         The plan will not accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

4.   Effective Date

         This section shall be effective January 1, 2002.


SECTION VII - ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

1.       Applicability

         This section shall apply if elected by the employer below.

2. Rollovers disregarded in determining value of account balance for involuntary distributions

         For purposes of Sections 7.02 and 7.03 of the plan, the value of a participant's nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the participant's nonforfeitable account balance as so determined is $5,000 or less, the plan shall immediately distribute the participant's entire nonforfeitable account balance.

3.   Treatment of Rollovers in Application of Involuntary Cash-out Provisions

         The employer elects to exclude rollover contributions in determining the value of the participant's nonforfeitable account balance for purposes of the plan's involuntary cash-out rules.

         If the employer has elected to exclude rollover contributions, the election shall apply with respect to distributions made after January 1, 2002 with respect to participants who separated from service after July 10, 1997.


SECTION VIII - REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and
Section 4.02 of the plan shall not apply for plan years beginning after December 31, 2001.


SECTION IX - ELECTIVE DEFERRALS -- CONTRIBUTION LIMITATION

No participant shall be permitted to have elective deferrals made under this plan, or any other qualified plan maintained by the employer during any taxable year, in excess of the dollar limitation contained in section 402(g) of the Code in effect for such taxable year, except to the extent permitted under
Section X of this Appendix and section 414(v) of the Code, if applicable.


SECTION X - CATCH-UP CONTRIBUTIONS

If elected by the employer below, all employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Catch-up contributions will not be eligible for Company Matching Contributions in accordance with Section 3.03 of the plan.

This section X shall apply to contributions on or after January 1, 2002.


SECTION XI - SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

1. A participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for the period specified by the employer below.

2. A participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and employee contributions under this and all other plans of the employer for 6 months after receipt of the distribution or until January 1, 2002, if later.


SECTION XII - DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

1. Effective date. This section shall apply for distributions and severances from employment occurring after the dates specified below.

2. New distributable event. A participant's elective deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. However, such a distribution shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed

3. This Section XII shall apply for distributions after January 1, 2002 for severances from employment occurring after January 1, 2002.

                              COMMONWEALTH BUILDER

                                  401(K) PLAN

                               (AS AMENDED 2004)

             The following Appendix B is hereby added to the plan.

                                   APPENDIX B

                           REVENUE PROCEDURE 2002-29
                                MODEL AMENDMENT
                       MINIMUM DISTRIBUTION REQUIREMENTS

Section 1.  General Rules

1.1      Effective Date.

         The provisions of this Appendix will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2      Coordination with Minimum Distribution Requirements Previously in
         Effect.

         If Section 1.1 specifies an effective date of this Appendix that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Appendix will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix equals or exceeds the required minimum distributions determined under this Appendix, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix is less than the amount determined under this Appendix, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Appendix.

1.3      Precedence.

         The requirements of this Appendix will take precedence over any inconsistent provisions of the Plan.

1.4      Requirements of Treasury Regulations Incorporated.

         All distributions required under this Appendix will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

1.5      TEFRA Section 242(b)(2) Elections.

         Notwithstanding the other provisions of this Appendix, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.


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Section 2.  Time and Manner of Distribution.

2.1      Required Beginning Date.

         The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

2.2      Death of Participant Before Distributions Begin.

         If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

         (a) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided in
                  Section 2.2(e) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

         (b) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as provided in Section 2.2(e) below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

         (c) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (d) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

         (e) Election to Apply 5-Year Rule to Distributions to Designated Beneficiaries.

                  If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in
                  Section 2.2(a) or (b), but the Participant's entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.


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                  This election will apply to all distributions.

         For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3  Forms of Distribution.

         Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3 and 4 of this Appendix. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

Section 3.  Required Minimum Distributions During Participant's Lifetime.

3.1  Amount of Required Minimum Distribution For Each Distribution Calendar Year

         During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

         (a) the quotient obtained by dividing the Participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

         (b) if the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.


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         Required minimum distributions will be determined under this Section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death


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Section 4.  Required Minimum Distributions After Participant's Death.

4.1  Death On or After Date Distributions Begin.

         (a)      Participant Survived by Designated Beneficiary.

                  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                  (1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (2) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                  (3) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

         (b)      No Designated Beneficiary.

                  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

4.2  Death Before Date Distributions Begin.


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         (a)      Participant Survived by Designated Beneficiary.

                  Except as provided below, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 4.1.

         (b)      No Designated Beneficiary.

                  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

         (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.

                  If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

Section 5.  Definitions.

5.1  Designated Beneficiary.

         The individual who is designated as the Beneficiary under Section 1.05 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2  Distribution calendar year.

         A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant's first distribution calendar year will be made on or


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         before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.


5.3  Life expectancy.

         Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

5.4  Participant's account balance.

         The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5  Required beginning date.

         The date specified in Section 7.02 of the Plan.


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